PROSPECTUS
MAY 1, 2007

MFS REGATTA EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following fund options of the MFS®/Sun Life Series Trust (the "Funds"):

Large-Cap Equity Funds	Emerging Markets Equity Funds
MFS®/ Sun Life Capital Appreciation - S Class	MFS®/ Sun Life Emerging Markets Equity - S Class
MFS®/ Sun Life Capital Opportunities - S Class	Mid-Cap Equity Funds
MFS®/ Sun Life Core Equity - S Class	MFS®/ Sun Life Mid Cap Growth - S Class
MFS®/ Sun Life Emerging Growth - S Class	MFS®/ Sun Life Mid Cap Value - S Class
MFS®/ Sun Life Massachusetts Investors Growth	Small-Cap Equity Funds
Stock - S Class	MFS®/ Sun Life New Discovery - S Class
MFS®/ Sun Life Massachusetts Investors Trust - S Class	Specialty/Sector Funds
MFS®/ Sun Life Research - S Class	MFS®/ Sun Life Technology - S Class
MFS®/ Sun Life Strategic Growth - S Class	MFS®/ Sun Life Utilities - S Class
MFS®/ Sun Life Strategic Value - S Class	Intermediate-Term Bond Funds
MFS®/ Sun Life Value - S Class	MFS®/ Sun Life Bond - S Class
Asset Allocation Funds	MFS®/ Sun Life Government Securities - S Class
MFS®/ Sun Life Total Return - S Class	World Bond Funds
Global Asset Allocation Funds	MFS®/ Sun Life Global Governments - S Class
MFS®/ Sun Life Global Total Return - S Class	High Yield Bond Funds
International/Global Equity Funds	MFS®/ Sun Life High Yield - S Class
MFS®/ Sun Life Global Growth - S Class	Multi-Sector Bond Funds
MFS®/ Sun Life Research International - S Class	MFS®/ Sun Life Strategic Income - S Class
MFS®/ Sun Life International Growth - S Class	Money Market Funds
MFS®/ Sun Life International Value - S Class	MFS®/ Sun Life Money Market - S Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS®/Sun Life Series Trust.

Please refer to the appendix entitled "Previously Available Investment Options" for information about certain Funds that are no longer available in connection with new Contracts being issued, but that are still available under certain Contracts that are already outstanding.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated May 1, 2007 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 47 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this prospectus to receipt by us means receipt at the following address:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE MFS®/SUN LIFE SERIES TRUST
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Purchase Payment Interest
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge
Mortality and Expense Risk Charge
Charges for Optional Death Benefit Riders
Premium Taxes
Fund Expenses
Modification in the Case of Group Contracts
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Riders
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
Due Proof of Death
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of the Annuitant or Co-Annuitant
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Reports to Owners
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Discontinuance of New Participants
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
Puerto Rico Tax Considerations
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION OF EEB OPTIONAL DEATH BENEFIT
APPENDIX E - CALCULATION OF EEB AND MAV AND 5% ROLL-UP OPTIONAL DEATH BENEFIT
APPENDIX F - CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT
APPENDIX G - CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT
APPENDIX H - CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT
APPENDIX I - CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)
APPENDIX J - PREVISOULY AVAILABLE INVESTMENT OPTIONS
APPENDIX K - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments of at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS®/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

During the Accumulation Phase, we deduct a $35 Annual Account Fee, if your Account Value is less than $100,000 on your Account Anniversary. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year. After the fifth Contract Year, we may increase the fee, but it will never exceed $50.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.30% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge at an annual rate of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from an annual rate of 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.45% of your Account Value invested in the Variable Account.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years (including the current Account Year). All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you can cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

            Sun Life Assurance Company of Canada (U.S.)
            P. O. Box 9133
            Wellesley Hills , Massachusetts 02481
            Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		8%*

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	7%
4-5	6%
5-6	5%
6-7	4%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%***

*
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50*

Variable Account Annual Expenses (as a percentage of average daily net Variable Account assets)

Mortality and Expense Risks Charge:	1.30%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.45%

Charges for Optional Death Benefit Features

Rider(s) Available	% of Average Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.85%

*
The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed annually, but it will never be greater than $50. The fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**
After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.45% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected.

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.84%	1.94%

*
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.84% and 1.78%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for an optional death benefit (EEB and MAV and 5% Roll-Up, EEB Plus MAV, or EEB Plus with 5% Roll-Up). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,119	$1,840	$2,584	$4,269

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$399	$1,210	$2,044	$4,269

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ('Variable Accumulation Units') is included in the back of this Prospectus as Appendix K.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the Owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under Your Contract until you withdraw them. However, if you purchase you Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS®/SUN LIFE SERIES TRUST

The MFS®/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

The Series Fund is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Fund"), each corresponding to one of the portfolios. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS, as its investment adviser, for its services pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

OPTION A: The 2% Five -Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

OPTION B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:

●	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

●	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

●	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, from a Net Purchase Payment, Purchase Payment Interest, or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) has elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before its Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund. For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers. If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services charge, or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following Optional Programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Series Trust's Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program is treated as commencing a new dollar-cost averaging program may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," below). Withdrawals also may have adverse federal income tax consequences, including a10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Withdrawals may significantly reduce the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional death benefit riders that appear elsewhere in this Prospectus for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, plus the greater of:

●	your Contract's earnings (defined below) during the prior Account Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:

●	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

●	any Purchase Payments made during the prior Account Year, plus

●	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount", see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the oldest remaining Purchase Payment to be withdrawn first, then the next oldest, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7 year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years	Withdrawal
Payment Has Been in Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	7%
4-5	6%
5-6	5%
6-7	4%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:

●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted by the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) ÷ (1 + J + b)](N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $35 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1through 5, the Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is more than $100,000 on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from this charge. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30%. We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders will exceed the amount of the charges we deduct for those riders; and (4) the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect. The effective annual percentage rates of these charges are set out below.

% of Average
Rider(S) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

                                                *As defined under "Optional Death Benefit Riders."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at anytime, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If you die during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on your date of death, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if you die during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of your death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before your death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Purchase Payments (adjusted for partial withdrawals) as of the Death Benefit Date. See "Calculating the Death Benefit." Because of the way that Adjusted Purchase Payments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, the basic death benefit may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in this Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider PLUS the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider PLUS the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:

●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●
MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●
EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●
MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If you are the Covered Person and your spouse is the Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any riders you have selected (subject to the optional death benefit rider age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a value equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the basic death benefit or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. Because of the way these adjustments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the basic death benefit or under any of the optional death benefit riders, your Account Value will be increased by the excess, if any, of that amount over option (1) of the basic death benefit. Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person's death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option(s) in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described under "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Account Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday ("maximum Annuity Commencement Date") or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

      Annuity Option A Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

      Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

      Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.45% of your Account's average daily net assets. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Options elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee (that is the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and under the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners, Participants or others, or the authroity of any such persons, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, and transfers (excluding dollar-cost averaging transfers). Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class. Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Fund or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must beat least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any2 or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also require you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations."

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments. and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the Contract. For this purpose, the amount of the investment in the contract is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the Owner's investment in the Contract. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.
If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.
     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax-qualified plan under Section 401(a) of the Code or a tax-sheltered annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59½, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliate associated with such reinsurance arrangements could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004, 2005, and 2006 approximately $28,188, $15,686, and $15,341, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contract. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contract, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024,Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus).Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

lthough the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2006 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Tax-Deferred Accumulation
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2007, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
MFS Regatta Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City	State Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for receiving annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are co-Owners of a Non-Qualified Contract, the surviving co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY: ("WE," "US," "SUN LIFE (U.S.)") Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A series of the Series Fund in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

Account Year	Hypothetical Account Value	Annual Earnings	Cumulative Annual Earnings	Free Withdrawal Amount	Payment Subject to Withdrawal Charge	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b) 4	$52,100	$2,500	$12,100	$ 4,500	$35,500	7.00%	$2,485
5	$57,300	$5,200	$17,300	$ 4,000	$36,000	6.00%	$2,160
6	$63,000	$5,700	$23,000	$ 5,200	$34,800	5.00%	$1,740
7	$66,200	$3,200	$26,200	$ 5,700	$34,300	4.00%	$1,372
(c) 8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)
In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.

					Remaining
					Free
	Hypothetical				Withdrawal	Amount of
	Account				Amount	Withdrawal
	Value				Before	Subject to	Withdrawal	Withdrawal
	Before		Cumulative	Amount of	Charge	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a) 4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	7.00%	$ 0
(b) 4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	7.00%	$ 602
(c) 4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	7.00%	$ 840
(d) 4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	7.00%	$1,043

(a)
In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)
Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)
Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,485, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

      The MVA Factor is:    [(1 + I) ÷ (1 + J + b)](N/12) - 1

      These examples assume the following:

●	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

●	The date of surrender is 2 years from the Expiration Date (N = 24).

●	The value of the Guarantee Amount on the date of surrender is $11,910.16.

●	The interest earned in the current Account Year is $674.16.

●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .08)](24/12) - 1
=	(.9812) - 1
=	.963 - 1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .05)](24/12) - 1
=	(1.0102) - 1
=	1.019 - 1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,365.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$60,000.00
Cash Surrender Value*	=	$55,165.00
Adjusted Purchase Payments**	=	$75,000.00
The Basic Death Benefit would therefore be:		$75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) $100,000.00 x ($60,000.00 ÷ $80,000.00)  = $75,000.

APPENDIX D -
CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore be		$135,000
~ plus ~
The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$35,000
40% of the above amount	=	$14,000
Cap of 40% of Adjusted Purchase Payments	=	$40,000
The lesser of the above two amounts = the EEB amount	=	$14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$111,400
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000
~ plus ~
The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
40% of the above amount	=	$11,926
Cap of 40% of Adjusted Purchase Payments	=	$34,074
The lesser of the above two amounts = the EEB amount	=	$11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185.

APPENDIX E -
CALCULATION OF EEB AND MAV AND 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $131,400
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-Up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

         ~ plus ~

The EEB amount calculated as follows:
Account Value minus Adjusted Purchase Payments	= $35,000
40% of the above amount	= $14,000
Cap of 40% of Adjusted Purchase Payments	= $40,000
The lesser of the above two amounts = the EEB amount	= $14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F -
CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G -
CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

    ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H -
CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$131,400
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

     ~ plus ~

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I -
CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1: Option A

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:

Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments received the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:

Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00

First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal

Using the same example as above, suppose that before the first Account Anniversary you make a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 - $20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.

Your initial Payment of $50,000.00 received	3%
Your second Payment of $80,000.00 received	4%
Your third Payment of $400,000.00 received the	5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.

$50,000.00 x 2%	= $1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	= $ 600.00
Total credit due	= $1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

APPENDIX J -
PREVISOULY AVAILABLE INVESTMENT OPTIONS

The variable Fund options shown in this prospectus are the "Service Class" shares of the MFS®/Sun Life Series Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to Owners of such Contracts:

Large-Cap Equity Funds	Emerging Markets Equity Funds
MFS®/ Sun Life Capital Appreciation Series	MFS®/ Sun Life Emerging Markets Equity Series
MFS®/ Sun Life Capital Opportunities Series	Mid-Cap Equity Funds
MFS®/ Sun Life Core Equity Series	MFS®/ Sun Life Mid Cap Growth Series
MFS®/ Sun Life Emerging Growth Series	Small-Cap Equity Funds
MFS®/ Sun Life Massachusetts Investors Growth	MFS®/ Sun Life New Discovery Series
Stock Series	Specialty/Sector Funds
MFS®/ Sun Life Massachusetts Investors Trust Series	MFS®/ Sun Life Technology Series
MFS®/ Sun Life Research Series	MFS®/ Sun Life Utilities Series
MFS®/ Sun Life Strategic Growth Series	Intermediate-Term Bond Funds
MFS®/ Sun Life Value Series	MFS®/ Sun Life Bond Series
Asset Allocation Funds	MFS®/ Sun Life Government Securities Series
MFS®/ Sun Life Total Return Series	World Bond Funds
Global Asset Allocation Funds	MFS®/ Sun Life Global Governments Series
MFS®/ Sun Life Global Total Return Series	High Yield Bond Funds
International/Global Equity Funds	MFS®/ Sun Life High Yield Series
MFS®/ Sun Life Global Growth Series	Multi-Sector Bond Funds
MFS®/ Sun Life Research International Series	MFS®/ Sun Life Strategic Income Series
MFS®/ Sun Life International Growth Series	Money Market Funds
MFS®/ Sun Life International Value Series	MFS®/ Sun Life Money Market Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ration. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" and accompanying "EXAMPLE" associated with Initial Class expenses are shown below:

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.59%	1.53%

*
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

EXAMPLE

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,078	$1,719	$2,387	$3,902

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$358	$1,089	$1,847	$3,902

APPENDIX K -
CONDENSED FINANCIAL INFORMATION

The following information for REGATTA EXTRA should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

MFS®/Sun Life Bond Series	01	2006	14.0594	14.5761	192,287
MFS®/Sun Life Bond Series	01	2005	14.0199	14.0594	218,696
MFS®/Sun Life Bond Series	01	2004	13.3897	14.0199	236,943
MFS®/Sun Life Bond Series	01	2003	12.3831	13.3897	306,145
MFS®/Sun Life Bond Series	01	2002	11.4656	12.3831	337,560
MFS®/Sun Life Bond Series	01	2001	10.7940	11.4656	418,090
MFS®/Sun Life Bond Series	01	2000	10.0000	10.7940	77,459

MFS®/Sun Life Bond Series	02	2006	13.9392	14.4296	288,364
MFS®/Sun Life Bond Series	02	2005	13.9212	13.9392	318,252
MFS®/Sun Life Bond Series	02	2004	13.3158	13.9212	309,464
MFS®/Sun Life Bond Series	02	2003	12.3334	13.3158	352,147
MFS®/Sun Life Bond Series	02	2002	11.4370	12.3334	510,491
MFS®/Sun Life Bond Series	02	2001	10.7836	11.4370	377,453
MFS®/Sun Life Bond Series	02	2000	10.0000	10.7836	65,066

MFS®/Sun Life Bond Series	03	2006	13.8597	14.3328	498,726
MFS®/Sun Life Bond Series	03	2005	13.8557	13.8597	540,524
MFS®/Sun Life Bond Series	03	2004	13.2667	13.8557	641,282
MFS®/Sun Life Bond Series	03	2003	12.3004	13.2667	841,199
MFS®/Sun Life Bond Series	03	2002	11.4180	12.3004	839,942
MFS®/Sun Life Bond Series	03	2001	10.7766	11.4180	719,978
MFS®/Sun Life Bond Series	03	2000	10.0000	10.7766	214,623

MFS®/Sun Life Bond Series	04	2006	13.7406	14.1880	255,462
MFS®/Sun Life Bond Series	04	2005	13.7577	13.7406	273,262
MFS®/Sun Life Bond Series	04	2004	13.1930	13.7577	295,857
MFS®/Sun Life Bond Series	04	2003	12.2509	13.1930	393,964
MFS®/Sun Life Bond Series	04	2002	11.3893	12.2509	419,755
MFS®/Sun Life Bond Series	04	2001	10.7661	11.3893	309,775
MFS®/Sun Life Bond Series	04	2000	10.0000	10.7661	86,798

MFS®/Sun Life Bond Series S Class	01	2006	12.2216	12.6315	176,593
MFS®/Sun Life Bond Series S Class	01	2005	12.2065	12.2216	203,736
MFS®/Sun Life Bond Series S Class	01	2004	11.6954	12.2065	218,931
MFS®/Sun Life Bond Series S Class	01	2003	10.8447	11.6954	246,329
MFS®/Sun Life Bond Series S Class	01	2002	10.0704	10.8447	231,496
MFS®/Sun Life Bond Series S Class	01	2001	10.0000	10.0704	183,917

MFS®/Sun Life Bond Series S Class	02	2006	12.1411	12.5292	74,444
MFS®/Sun Life Bond Series S Class	02	2005	12.1445	12.1411	76,627
MFS®/Sun Life Bond Series S Class	02	2004	11.6537	12.1445	79,349
MFS®/Sun Life Bond Series S Class	02	2003	10.8226	11.6537	107,762
MFS®/Sun Life Bond Series S Class	02	2002	10.0651	10.8226	92,438
MFS®/Sun Life Bond Series S Class	02	2001	10.0000	10.0651	23,619

MFS®/Sun Life Bond Series S Class	03	2006	12.0876	12.4615	97,627
MFS®/Sun Life Bond Series S Class	03	2005	12.1033	12.0876	105,534
MFS®/Sun Life Bond Series S Class	03	2004	11.6260	12.1033	83,252
MFS®/Sun Life Bond Series S Class	03	2003	10.8078	11.6260	112,877
MFS®/Sun Life Bond Series S Class	03	2002	10.0616	10.8078	106,799
MFS®/Sun Life Bond Series S Class	03	2001	10.0000	10.0616	59,966

MFS®/Sun Life Bond Series S Class	04	2006	12.0076	12.3601	269,192
MFS®/Sun Life Bond Series S Class	04	2005	12.0415	12.0076	277,650
MFS®/Sun Life Bond Series S Class	04	2004	11.5844	12.0415	312,518
MFS®/Sun Life Bond Series S Class	04	2003	10.7856	11.5844	365,132
MFS®/Sun Life Bond Series S Class	04	2002	10.0563	10.7856	296,454
MFS®/Sun Life Bond Series S Class	04	2001	10.0000	10.0563	87,767

MFS®/Sun Life Capital Appreciation Series	01	2006	5.9606	6.2486	809,660
MFS®/Sun Life Capital Appreciation Series	01	2005	5.9931	5.9606	1,176,427
MFS®/Sun Life Capital Appreciation Series	01	2004	5.4778	5.9931	1,119,858
MFS®/Sun Life Capital Appreciation Series	01	2003	4.3185	5.4778	980,310
MFS®/Sun Life Capital Appreciation Series	01	2002	6.4812	4.3185	1,017,954
MFS®/Sun Life Capital Appreciation Series	01	2001	8.8067	6.4812	1,120,415
MFS®/Sun Life Capital Appreciation Series	01	2000	10.0000	8.8067	693,430

MFS®/Sun Life Capital Appreciation Series	02	2006	5.9095	6.1857	1,322,371
MFS®/Sun Life Capital Appreciation Series	02	2005	5.9508	5.9095	1,465,061
MFS®/Sun Life Capital Appreciation Series	02	2004	5.4474	5.9508	1,385,104
MFS®/Sun Life Capital Appreciation Series	02	2003	4.3011	5.4474	1,487,709
MFS®/Sun Life Capital Appreciation Series	02	2002	6.4649	4.3011	1,573,902
MFS®/Sun Life Capital Appreciation Series	02	2001	8.7981	6.4649	1,631,928
MFS®/Sun Life Capital Appreciation Series	02	2000	10.0000	8.7981	1,128,952

MFS®/Sun Life Capital Appreciation Series	03	2006	5.8757	6.1441	2,234,163
MFS®/Sun Life Capital Appreciation Series	03	2005	5.9227	5.8757	2,474,925
MFS®/Sun Life Capital Appreciation Series	03	2004	5.4273	5.9227	2,260,986
MFS®/Sun Life Capital Appreciation Series	03	2003	4.2895	5.4273	2,387,264
MFS®/Sun Life Capital Appreciation Series	03	2002	6.4541	4.2895	2,483,085
MFS®/Sun Life Capital Appreciation Series	03	2001	8.7923	6.4541	2,821,019
MFS®/Sun Life Capital Appreciation Series	03	2000	10.0000	8.7923	2,130,547

MFS®/Sun Life Capital Appreciation Series	04	2006	5.8252	6.0819	966,282
MFS®/Sun Life Capital Appreciation Series	04	2005	5.8807	5.8252	1,127,028
MFS®/Sun Life Capital Appreciation Series	04	2004	5.3970	5.8807	978,388
MFS®/Sun Life Capital Appreciation Series	04	2003	4.2721	5.3970	1,002,801
MFS®/Sun Life Capital Appreciation Series	04	2002	6.4378	4.2721	1,015,016
MFS®/Sun Life Capital Appreciation Series	04	2001	8.7837	6.4378	1,153,120
MFS®/Sun Life Capital Appreciation Series	04	2000	10.0000	8.7837	541,268

MFS®/Sun Life Capital Appreciation Series S Class	01	2006	8.8426	9.2423	173,023
MFS®/Sun Life Capital Appreciation Series S Class	01	2005	8.9158	8.8426	227,274
MFS®/Sun Life Capital Appreciation Series S Class	01	2004	8.1668	8.9158	209,667
MFS®/Sun Life Capital Appreciation Series S Class	01	2003	6.4565	8.1668	191,671
MFS®/Sun Life Capital Appreciation Series S Class	01	2002	9.7146	6.4565	183,342
MFS®/Sun Life Capital Appreciation Series S Class	01	2001	10.0000	9.7146	74,229

MFS®/Sun Life Capital Appreciation Series S Class	02	2006	8.7843	9.1675	79,280
MFS®/Sun Life Capital Appreciation Series S Class	02	2005	8.8705	8.7843	94,094
MFS®/Sun Life Capital Appreciation Series S Class	02	2004	8.1376	8.8705	102,361
MFS®/Sun Life Capital Appreciation Series S Class	02	2003	6.4432	8.1376	89,723
MFS®/Sun Life Capital Appreciation Series S Class	02	2002	9.7095	6.4432	74,054
MFS®/Sun Life Capital Appreciation Series S Class	02	2001	10.0000	9.7095	24,481

MFS®/Sun Life Capital Appreciation Series S Class	03	2006	8.7456	9.1179	109,985
MFS®/Sun Life Capital Appreciation Series S Class	03	2005	8.8404	8.7456	115,410
MFS®/Sun Life Capital Appreciation Series S Class	03	2004	8.1183	8.8404	121,987
MFS®/Sun Life Capital Appreciation Series S Class	03	2003	6.4344	8.1183	115,402
MFS®/Sun Life Capital Appreciation Series S Class	03	2002	9.7061	6.4344	97,540
MFS®/Sun Life Capital Appreciation Series S Class	03	2001	10.0000	9.7061	48,268

MFS®/Sun Life Capital Appreciation Series S Class	04	2006	8.6877	9.0436	245,261
MFS®/Sun Life Capital Appreciation Series S Class	04	2005	8.7952	8.6877	273,776
MFS®/Sun Life Capital Appreciation Series S Class	04	2004	8.0892	8.7952	249,948
MFS®/Sun Life Capital Appreciation Series S Class	04	2003	6.4212	8.0892	220,430
MFS®/Sun Life Capital Appreciation Series S Class	04	2002	9.7010	6.4212	233,235
MFS®/Sun Life Capital Appreciation Series S Class	04	2001	10.0000	9.7010	99,788

MFS®/Sun Life Capital Opportunities Series	01	2006	6.6815	7.5277	692,025
MFS®/Sun Life Capital Opportunities Series	01	2005	6.6701	6.6815	970,299
MFS®/Sun Life Capital Opportunities Series	01	2004	6.0007	6.6701	1,139,385
MFS®/Sun Life Capital Opportunities Series	01	2003	4.7457	6.0007	1,227,613
MFS®/Sun Life Capital Opportunities Series	01	2002	6.9183	4.7457	1,407,886
MFS®/Sun Life Capital Opportunities Series	01	2001	9.3555	6.9183	1,904,592
MFS®/Sun Life Capital Opportunities Series	01	2000	10.0000	9.3555	1,309,871

MFS®/Sun Life Capital Opportunities Series	02	2006	6.6242	7.4519	843,640
MFS®/Sun Life Capital Opportunities Series	02	2005	6.6231	6.6242	1,009,937
MFS®/Sun Life Capital Opportunities Series	02	2004	5.9674	6.6231	1,233,584
MFS®/Sun Life Capital Opportunities Series	02	2003	4.7265	5.9674	1,413,303
MFS®/Sun Life Capital Opportunities Series	02	2002	6.9009	4.7265	1,582,040
MFS®/Sun Life Capital Opportunities Series	02	2001	9.3463	6.9009	2,063,660
MFS®/Sun Life Capital Opportunities Series	02	2000	10.0000	9.3463	1,690,475

MFS®/Sun Life Capital Opportunities Series	03	2006	6.5863	7.4017	1,610,458
MFS®/Sun Life Capital Opportunities Series	03	2005	6.5918	6.5863	1,965,721
MFS®/Sun Life Capital Opportunities Series	03	2004	5.9453	6.5918	2,399,954
MFS®/Sun Life Capital Opportunities Series	03	2003	4.7138	5.9453	2,862,274
MFS®/Sun Life Capital Opportunities Series	03	2002	6.8894	4.7138	3,302,762
MFS®/Sun Life Capital Opportunities Series	03	2001	9.3402	6.8894	4,145,956
MFS®/Sun Life Capital Opportunities Series	03	2000	10.0000	9.3402	3,382,049

MFS®/Sun Life Capital Opportunities Series	04	2006	6.5296	7.3268	696,371
MFS®/Sun Life Capital Opportunities Series	04	2005	6.5450	6.5296	798,868
MFS®/Sun Life Capital Opportunities Series	04	2004	5.9122	6.5450	890,255
MFS®/Sun Life Capital Opportunities Series	04	2003	4.6947	5.9122	1,059,533
MFS®/Sun Life Capital Opportunities Series	04	2002	6.8720	4.6947	1,215,759
MFS®/Sun Life Capital Opportunities Series	04	2001	9.3310	6.8720	1,444,496
MFS®/Sun Life Capital Opportunities Series	04	2000	10.0000	9.3310	1,139,592

MFS®/Sun Life Capital Opportunities Series S Class	01	2006	9.0917	10.2161	75,176
MFS®/Sun Life Capital Opportunities Series S Class	01	2005	9.1058	9.0917	77,341
MFS®/Sun Life Capital Opportunities Series S Class	01	2004	8.2118	9.1058	94,356
MFS®/Sun Life Capital Opportunities Series S Class	01	2003	6.5096	8.2118	89,374
MFS®/Sun Life Capital Opportunities Series S Class	01	2002	9.5100	6.5096	83,681
MFS®/Sun Life Capital Opportunities Series S Class	01	2001	10.0000	9.5100	59,199

MFS®/Sun Life Capital Opportunities Series S Class	02	2006	9.0318	10.1333	25,403
MFS®/Sun Life Capital Opportunities Series S Class	02	2005	9.0594	9.0318	32,144
MFS®/Sun Life Capital Opportunities Series S Class	02	2004	8.1825	9.0594	37,632
MFS®/Sun Life Capital Opportunities Series S Class	02	2003	6.4962	8.1825	42,394
MFS®/Sun Life Capital Opportunities Series S Class	02	2002	9.5050	6.4962	44,852
MFS®/Sun Life Capital Opportunities Series S Class	02	2001	10.0000	9.5050	23,179

MFS®/Sun Life Capital Opportunities Series S Class	03	2006	8.9920	10.0785	61,805
MFS®/Sun Life Capital Opportunities Series S Class	03	2005	9.0287	8.9920	68,697
MFS®/Sun Life Capital Opportunities Series S Class	03	2004	8.1630	9.0287	74,968
MFS®/Sun Life Capital Opportunities Series S Class	03	2003	6.4874	8.1630	81,873
MFS®/Sun Life Capital Opportunities Series S Class	03	2002	9.5017	6.4874	84,819
MFS®/Sun Life Capital Opportunities Series S Class	03	2001	10.0000	9.5017	22,901

MFS®/Sun Life Capital Opportunities Series S Class	04	2006	8.9324	9.9965	69,345
MFS®/Sun Life Capital Opportunities Series S Class	04	2005	8.9825	8.9324	91,383
MFS®/Sun Life Capital Opportunities Series S Class	04	2004	8.1337	8.9825	95,303
MFS®/Sun Life Capital Opportunities Series S Class	04	2003	6.4740	8.1337	112,841
MFS®/Sun Life Capital Opportunities Series S Class	04	2002	9.4967	6.4740	131,167
MFS®/Sun Life Capital Opportunities Series S Class	04	2001	10.0000	9.4967	59,725

MFS®/Sun Life Core Equity Series	01	2006	10.3697	11.6236	205,651
MFS®/Sun Life Core Equity Series	01	2005	9.8745	10.3697	199,020
MFS®/Sun Life Core Equity Series	01	2004	8.7413	9.8745	197,061
MFS®/Sun Life Core Equity Series	01	2003	6.9369	8.7413	211,417
MFS®/Sun Life Core Equity Series	01	2002	8.9559	6.9369	218,107
MFS®/Sun Life Core Equity Series	01	2001	10.2001	8.9559	192,703
MFS®/Sun Life Core Equity Series	01	2000	10.0000	10.2001	0

MFS®/Sun Life Core Equity Series	02	2006	10.2811	11.5068	169,359
MFS®/Sun Life Core Equity Series	02	2005	9.8050	10.2811	186,260
MFS®/Sun Life Core Equity Series	02	2004	8.6930	9.8050	173,208
MFS®/Sun Life Core Equity Series	02	2003	6.9090	8.6930	384,338
MFS®/Sun Life Core Equity Series	02	2002	8.9336	6.9090	368,909
MFS®/Sun Life Core Equity Series	02	2001	10.1903	8.9336	168,435
MFS®/Sun Life Core Equity Series	02	2000	10.0000	10.1903	0

MFS®/Sun Life Core Equity Series	03	2006	10.2224	11.4296	420,990
MFS®/Sun Life Core Equity Series	03	2005	9.7589	10.2224	399,468
MFS®/Sun Life Core Equity Series	03	2004	8.6609	9.7589	374,767
MFS®/Sun Life Core Equity Series	03	2003	6.8905	8.6609	417,030
MFS®/Sun Life Core Equity Series	03	2002	8.9188	6.8905	356,151
MFS®/Sun Life Core Equity Series	03	2001	10.1837	8.9188	410,731
MFS®/Sun Life Core Equity Series	03	2000	10.0000	10.1837	0

MFS®/Sun Life Core Equity Series	04	2006	10.1346	11.3141	223,004
MFS®/Sun Life Core Equity Series	04	2005	9.6898	10.1346	178,662
MFS®/Sun Life Core Equity Series	04	2004	8.6128	9.6898	188,292
MFS®/Sun Life Core Equity Series	04	2003	6.8627	8.6128	174,004
MFS®/Sun Life Core Equity Series	04	2002	8.8964	6.8627	170,346
MFS®/Sun Life Core Equity Series	04	2001	10.1739	8.8964	228,762
MFS®/Sun Life Core Equity Series	04	2000	10.0000	10.1739	0

MFS®/Sun Life Core Equity Series S Class	01	2006	11.3691	12.7103	51,279
MFS®/Sun Life Core Equity Series S Class	01	2005	10.8431	11.3691	50,135
MFS®/Sun Life Core Equity Series S Class	01	2004	9.6274	10.8431	47,611
MFS®/Sun Life Core Equity Series S Class	01	2003	7.6623	9.6274	47,999
MFS®/Sun Life Core Equity Series S Class	01	2002	9.9195	7.6623	44,715
MFS®/Sun Life Core Equity Series S Class	01	2001	10.0000	9.9195	80,314

MFS®/Sun Life Core Equity Series S Class	02	2006	11.2941	12.6073	67,300
MFS®/Sun Life Core Equity Series S Class	02	2005	10.7880	11.2941	29,620
MFS®/Sun Life Core Equity Series S Class	02	2004	9.5931	10.7880	31,725
MFS®/Sun Life Core Equity Series S Class	02	2003	7.6465	9.5931	32,373
MFS®/Sun Life Core Equity Series S Class	02	2002	9.9143	7.6465	24,406
MFS®/Sun Life Core Equity Series S Class	02	2001	10.0000	9.9143	11,859

MFS®/Sun Life Core Equity Series S Class	03	2006	11.2444	12.5392	47,862
MFS®/Sun Life Core Equity Series S Class	03	2005	10.7514	11.2444	46,871
MFS®/Sun Life Core Equity Series S Class	03	2004	9.5703	10.7514	46,111
MFS®/Sun Life Core Equity Series S Class	03	2003	7.6361	9.5703	47,099
MFS®/Sun Life Core Equity Series S Class	03	2002	9.9108	7.6361	40,180
MFS®/Sun Life Core Equity Series S Class	03	2001	10.0000	9.9108	6,650

MFS®/Sun Life Core Equity Series S Class	04	2006	11.1699	12.4371	79,121
MFS®/Sun Life Core Equity Series S Class	04	2005	10.6965	11.1699	67,383
MFS®/Sun Life Core Equity Series S Class	04	2004	9.5360	10.6965	82,052
MFS®/Sun Life Core Equity Series S Class	04	2003	7.6204	9.5360	83,098
MFS®/Sun Life Core Equity Series S Class	04	2002	9.9056	7.6204	78,247
MFS®/Sun Life Core Equity Series S Class	04	2001	10.0000	9.9056	32,974

MFS®/Sun Life Emerging Growth Series	01	2006	5.6627	6.0285	865,411
MFS®/Sun Life Emerging Growth Series	01	2005	5.2647	5.6627	1,087,784
MFS®/Sun Life Emerging Growth Series	01	2004	4.7177	5.2647	1,221,242
MFS®/Sun Life Emerging Growth Series	01	2003	3.6405	4.7177	1,322,148
MFS®/Sun Life Emerging Growth Series	01	2002	5.6121	3.6405	1,462,064
MFS®/Sun Life Emerging Growth Series	01	2001	8.7058	5.6121	1,931,647
MFS®/Sun Life Emerging Growth Series	01	2000	10.0000	8.7058	1,479,829

MFS®/Sun Life Emerging Growth Series	02	2006	5.6142	5.9677	1,221,456
MFS®/Sun Life Emerging Growth Series	02	2005	5.2275	5.6142	1,442,015
MFS®/Sun Life Emerging Growth Series	02	2004	4.6915	5.2275	1,670,006
MFS®/Sun Life Emerging Growth Series	02	2003	3.6258	4.6915	1,826,119
MFS®/Sun Life Emerging Growth Series	02	2002	5.5980	3.6258	2,087,039
MFS®/Sun Life Emerging Growth Series	02	2001	8.6973	5.5980	2,605,371
MFS®/Sun Life Emerging Growth Series	02	2000	10.0000	8.6973	2,015,612

MFS®/Sun Life Emerging Growth Series	03	2006	5.5821	5.9276	2,107,474
MFS®/Sun Life Emerging Growth Series	03	2005	5.2029	5.5821	2,495,379
MFS®/Sun Life Emerging Growth Series	03	2004	4.6742	5.2029	3,093,286
MFS®/Sun Life Emerging Growth Series	03	2003	3.6160	4.6742	3,478,391
MFS®/Sun Life Emerging Growth Series	03	2002	5.5886	3.6160	3,978,221
MFS®/Sun Life Emerging Growth Series	03	2001	8.6916	5.5886	5,043,252
MFS®/Sun Life Emerging Growth Series	03	2000	10.0000	8.6916	4,326,107

MFS®/Sun Life Emerging Growth Series	04	2006	5.5340	5.8676	898,081
MFS®/Sun Life Emerging Growth Series	04	2005	5.1660	5.5340	1,061,322
MFS®/Sun Life Emerging Growth Series	04	2004	4.6481	5.1660	1,171,175
MFS®/Sun Life Emerging Growth Series	04	2003	3.6014	4.6481	1,310,528
MFS®/Sun Life Emerging Growth Series	04	2002	5.5745	3.6014	1,421,263
MFS®/Sun Life Emerging Growth Series	04	2001	8.6830	5.5745	1,863,339
MFS®/Sun Life Emerging Growth Series	04	2000	10.0000	8.6830	1,307,630

MFS®/Sun Life Emerging Growth Series S Class	01	2006	9.6965	10.2918	79,425
MFS®/Sun Life Emerging Growth Series S Class	01	2005	9.0349	9.6965	99,653
MFS®/Sun Life Emerging Growth Series S Class	01	2004	8.1160	9.0349	108,693
MFS®/Sun Life Emerging Growth Series S Class	01	2003	6.2799	8.1160	109,021
MFS®/Sun Life Emerging Growth Series S Class	01	2002	9.7072	6.2799	104,894
MFS®/Sun Life Emerging Growth Series S Class	01	2001	10.0000	9.7072	27,049

MFS®/Sun Life Emerging Growth Series S Class	02	2006	9.6326	10.2084	43,341
MFS®/Sun Life Emerging Growth Series S Class	02	2005	8.9890	9.6326	52,556
MFS®/Sun Life Emerging Growth Series S Class	02	2004	8.0871	8.9890	57,345
MFS®/Sun Life Emerging Growth Series S Class	02	2003	6.2670	8.0871	51,445
MFS®/Sun Life Emerging Growth Series S Class	02	2002	9.7021	6.2670	46,954
MFS®/Sun Life Emerging Growth Series S Class	02	2001	10.0000	9.7021	9,764

MFS®/Sun Life Emerging Growth Series S Class	03	2006	9.5902	10.1532	94,397
MFS®/Sun Life Emerging Growth Series S Class	03	2005	8.9584	9.5902	100,664
MFS®/Sun Life Emerging Growth Series S Class	03	2004	8.0678	8.9584	114,039
MFS®/Sun Life Emerging Growth Series S Class	03	2003	6.2584	8.0678	99,628
MFS®/Sun Life Emerging Growth Series S Class	03	2002	9.6987	6.2584	97,813
MFS®/Sun Life Emerging Growth Series S Class	03	2001	10.0000	9.6987	38,368

MFS®/Sun Life Emerging Growth Series S Class	04	2006	9.5266	10.0705	106,479
MFS®/Sun Life Emerging Growth Series S Class	04	2005	8.9126	9.5266	112,848
MFS®/Sun Life Emerging Growth Series S Class	04	2004	8.0389	8.9126	130,677
MFS®/Sun Life Emerging Growth Series S Class	04	2003	6.2456	8.0389	106,942
MFS®/Sun Life Emerging Growth Series S Class	04	2002	9.6935	6.2456	99,902
MFS®/Sun Life Emerging Growth Series S Class	04	2001	10.0000	9.6935	47,056

MFS®/Sun Life Emerging Markets Equity Series	01	2006	19.5537	25.0838	157,444
MFS®/Sun Life Emerging Markets Equity Series	01	2005	14.5071	19.5537	188,393
MFS®/Sun Life Emerging Markets Equity Series	01	2004	11.5749	14.5071	146,222
MFS®/Sun Life Emerging Markets Equity Series	01	2003	7.6965	11.5749	158,027
MFS®/Sun Life Emerging Markets Equity Series	01	2002	7.9640	7.6965	138,643
MFS®/Sun Life Emerging Markets Equity Series	01	2001	8.1665	7.9640	83,041
MFS®/Sun Life Emerging Markets Equity Series	01	2000	10.0000	8.1665	57,546

MFS®/Sun Life Emerging Markets Equity Series	02	2006	19.3866	24.8318	87,921
MFS®/Sun Life Emerging Markets Equity Series	02	2005	14.4050	19.3866	94,558
MFS®/Sun Life Emerging Markets Equity Series	02	2004	11.5110	14.4050	92,585
MFS®/Sun Life Emerging Markets Equity Series	02	2003	7.6656	11.5110	97,118
MFS®/Sun Life Emerging Markets Equity Series	02	2002	7.9441	7.6656	102,005
MFS®/Sun Life Emerging Markets Equity Series	02	2001	8.1586	7.9441	148,267
MFS®/Sun Life Emerging Markets Equity Series	02	2000	10.0000	8.1586	124,787

MFS®/Sun Life Emerging Markets Equity Series	03	2006	19.2760	24.6651	276,170
MFS®/Sun Life Emerging Markets Equity Series	03	2005	14.3373	19.2760	324,365
MFS®/Sun Life Emerging Markets Equity Series	03	2004	11.4685	14.3373	285,273
MFS®/Sun Life Emerging Markets Equity Series	03	2003	7.6450	11.4685	236,202
MFS®/Sun Life Emerging Markets Equity Series	03	2002	7.9309	7.6450	219,748
MFS®/Sun Life Emerging Markets Equity Series	03	2001	8.1534	7.9309	175,150
MFS®/Sun Life Emerging Markets Equity Series	03	2000	10.0000	8.1534	128,994

MFS®/Sun Life Emerging Markets Equity Series	04	2006	19.1104	24.4161	98,518
MFS®/Sun Life Emerging Markets Equity Series	04	2005	14.2358	19.1104	97,617
MFS®/Sun Life Emerging Markets Equity Series	04	2004	11.4049	14.2358	94,330
MFS®/Sun Life Emerging Markets Equity Series	04	2003	7.6142	11.4049	102,379
MFS®/Sun Life Emerging Markets Equity Series	04	2002	7.9110	7.6142	93,924
MFS®/Sun Life Emerging Markets Equity Series	04	2001	8.1455	7.9110	81,149
MFS®/Sun Life Emerging Markets Equity Series	04	2000	10.0000	8.1455	,60,368

MFS®/Sun Life Emerging Markets Equity Series S Class	01	2006	25.0847	32.1131	46,606
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2005	18.6541	25.0847	54,185
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2004	14.9184	18.6541	41,663
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2003	9.9507	14.9184	47,089
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2002	10.3157	9.9507	12,287
MFS®/Sun Life Emerging Markets Equity Series S Class	01	2001	10.0000	10.3157	4,920

MFS®/Sun Life Emerging Markets Equity Series S Class	02	2006	24.9195	31.8532	3,959
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2005	18.5593	24.9195	7,042
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2004	14.8652	18.5593	7,042
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2003	9.9303	14.8652	4,898
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2002	10.3103	9.9303	7,328
MFS®/Sun Life Emerging Markets Equity Series S Class	02	2001	10.0000	10.3103	1,660

MFS®/Sun Life Emerging Markets Equity Series S Class	03	2006	24.8099	31.6811	11,804
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2005	18.4964	24.8099	11,750
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2004	14.8299	18.4964	10,859
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2003	9.9167	14.8299	11,039
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2002	10.3067	9.9167	4,857
MFS®/Sun Life Emerging Markets Equity Series S Class	03	2001	10.0000	10.3067	2,815

MFS®/Sun Life Emerging Markets Equity Series S Class	04	2006	24.6457	31.4234	45,871
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2005	18.4020	24.6457	54,681
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2004	14.7768	18.4020	55,030
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2003	9.8963	14.7768	23,052
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2002	10.3012	9.8963	14,005
MFS®/Sun Life Emerging Markets Equity Series S Class	04	2001	10.0000	10.3012	2,530

MFS®/Sun Life Global Governments Series	01	2006	13.3764	13.8376	43,682
MFS®/Sun Life Global Governments Series	01	2005	14.6265	13.3764	76,570
MFS®/Sun Life Global Governments Series	01	2004	13.4858	14.6265	133,548
MFS®/Sun Life Global Governments Series	01	2003	11.8378	13.4858	175,401
MFS®/Sun Life Global Governments Series	01	2002	9.9584	11.8378	424,807
MFS®/Sun Life Global Governments Series	01	2001	10.3268	9.9584	26,918
MFS®/Sun Life Global Governments Series	01	2000	10.0000	10.3268	20,989

MFS®/Sun Life Global Governments Series	02	2006	13.2619	13.6984	54,656
MFS®/Sun Life Global Governments Series	02	2005	14.5234	13.2619	62,273
MFS®/Sun Life Global Governments Series	02	2004	13.4112	14.5234	51,320
MFS®/Sun Life Global Governments Series	02	2003	11.7902	13.4112	62,887
MFS®/Sun Life Global Governments Series	02	2002	9.9335	11.7902	60,708
MFS®/Sun Life Global Governments Series	02	2001	10.3167	9.9335	72,771
MFS®/Sun Life Global Governments Series	02	2000	10.0000	10.3167	70,817

MFS®/Sun Life Global Governments Series	03	2006	13.1862	13.6063	133,948
MFS®/Sun Life Global Governments Series	03	2005	14.4551	13.1862	157,272
MFS®/Sun Life Global Governments Series	03	2004	13.3617	14.4551	143,901
MFS®/Sun Life Global Governments Series	03	2003	11.7586	13.3617	157,652
MFS®/Sun Life Global Governments Series	03	2002	9.9169	11.7586	123,407
MFS®/Sun Life Global Governments Series	03	2001	10.3100	9.9169	70,383
MFS®/Sun Life Global Governments Series	03	2000	10.0000	10.3100	49,235

MFS®/Sun Life Global Governments Series	04	2006	13.0728	13.4688	103,849
MFS®/Sun Life Global Governments Series	04	2005	14.3527	13.0728	151,024
MFS®/Sun Life Global Governments Series	04	2004	13.2874	14.3527	165,963
MFS®/Sun Life Global Governments Series	04	2003	11.7111	13.2874	205,828
MFS®/Sun Life Global Governments Series	04	2002	9.8920	11.7111	317,391
MFS®/Sun Life Global Governments Series	04	2001	10.2999	9.8920	59,309
MFS®/Sun Life Global Governments Series	04	2000	10.0000	10.2999	27,812

MFS®/Sun Life Global Governments Series S Class	01	2006	12.9022	13.3138	24,004
MFS®/Sun Life Global Governments Series S Class	01	2005	14.1523	12.9022	51,127
MFS®/Sun Life Global Governments Series S Class	01	2004	13.0794	14.1523	79,226
MFS®/Sun Life Global Governments Series S Class	01	2003	11.5105	13.0794	86,129
MFS®/Sun Life Global Governments Series S Class	01	2002	9.7098	11.5105	118,181
MFS®/Sun Life Global Governments Series S Class	01	2001	10.0000	9.7098	159

MFS®/Sun Life Global Governments Series S Class	02	2006	12.8172	13.2061	9,903
MFS®/Sun Life Global Governments Series S Class	02	2005	14.0804	12.8172	12,943
MFS®/Sun Life Global Governments Series S Class	02	2004	13.0328	14.0804	11,998
MFS®/Sun Life Global Governments Series S Class	02	2003	11.4870	13.0328	10,262
MFS®/Sun Life Global Governments Series S Class	02	2002	9.7047	11.4870	2,564
MFS®/Sun Life Global Governments Series S Class	02	2001	10.0000	9.7047	102

MFS®/Sun Life Global Governments Series S Class	03	2006	12.7608	13.1346	17,272
MFS®/Sun Life Global Governments Series S Class	03	2005	14.0326	12.7608	23,529
MFS®/Sun Life Global Governments Series S Class	03	2004	13.0018	14.0326	25,494
MFS®/Sun Life Global Governments Series S Class	03	2003	11.4714	13.0018	28,040
MFS®/Sun Life Global Governments Series S Class	03	2002	9.7013	11.4714	12,391
MFS®/Sun Life Global Governments Series S Class	03	2001	10.0000	9.7013	1,541

MFS®/Sun Life Global Governments Series S Class	04	2006	12.6764	13.0278	23,256
MFS®/Sun Life Global Governments Series S Class	04	2005	13.9611	12.6764	24,840
MFS®/Sun Life Global Governments Series S Class	04	2004	12.9554	13.9611	19,955
MFS®/Sun Life Global Governments Series S Class	04	2003	11.4478	12.9554	19,560
MFS®/Sun Life Global Governments Series S Class	04	2002	9.6962	11.4478	16,693
MFS®/Sun Life Global Governments Series S Class	04	2001	10.0000	9.6962	1,262

MFS®/Sun Life Global Growth Series	01	2006	9.4181	10.8945	200,261
MFS®/Sun Life Global Growth Series	01	2005	8.6848	9.4181	191,074
MFS®/Sun Life Global Growth Series	01	2004	7.6229	8.6848	216,852
MFS®/Sun Life Global Growth Series	01	2003	5.7108	7.6229	294,420
MFS®/Sun Life Global Growth Series	01	2002	7.1871	5.7108	307,226
MFS®/Sun Life Global Growth Series	01	2001	9.0816	7.1871	390,855
MFS®/Sun Life Global Growth Series	01	2000	10.0000	9.0816	346,962

MFS®/Sun Life Global Growth Series	02	2006	9.3374	10.7849	302,890
MFS®/Sun Life Global Growth Series	02	2005	8.6235	9.3374	314,932
MFS®/Sun Life Global Growth Series	02	2004	7.5806	8.6235	350,416
MFS®/Sun Life Global Growth Series	02	2003	5.6878	7.5806	417,164
MFS®/Sun Life Global Growth Series	02	2002	7.1690	5.6878	389,197
MFS®/Sun Life Global Growth Series	02	2001	9.0727	7.1690	449,259
MFS®/Sun Life Global Growth Series	02	2000	10.0000	9.0727	349,891

MFS®/Sun Life Global Growth Series	03	2006	9.2840	10.7123	598,144
MFS®/Sun Life Global Growth Series	03	2005	8.5828	9.2840	650,692
MFS®/Sun Life Global Growth Series	03	2004	7.5526	8.5828	754,453
MFS®/Sun Life Global Growth Series	03	2003	5.6725	7.5526	763,908
MFS®/Sun Life Global Growth Series	03	2002	7.1570	5.6725	849,321
MFS®/Sun Life Global Growth Series	03	2001	9.0668	7.1570	1,015,019
MFS®/Sun Life Global Growth Series	03	2000	10.0000	9.0668	869,483

MFS®/Sun Life Global Growth Series	04	2006	9.2041	10.6040	208,682
MFS®/Sun Life Global Growth Series	04	2005	8.5220	9.2041	215,667
MFS®/Sun Life Global Growth Series	04	2004	7.5105	8.5220	220,114
MFS®/Sun Life Global Growth Series	04	2003	5.6496	7.5105	234,139
MFS®/Sun Life Global Growth Series	04	2002	7.1390	5.6496	240,205
MFS®/Sun Life Global Growth Series	04	2001	9.0578	7.1390	280,533
MFS®/Sun Life Global Growth Series	04	2000	10.0000	9.0578	297,452

MFS®/Sun Life Global Growth Series S Class	01	2006	12.5423	14.4628	27,159
MFS®/Sun Life Global Growth Series S Class	01	2005	11.5974	12.5423	27,747
MFS®/Sun Life Global Growth Series S Class	01	2004	10.1971	11.5974	31,614
MFS®/Sun Life Global Growth Series S Class	01	2003	7.6572	10.1971	31,665
MFS®/Sun Life Global Growth Series S Class	01	2002	9.6721	7.6572	30,445
MFS®/Sun Life Global Growth Series S Class	01	2001	10.0000	9.6721	13,027

MFS®/Sun Life Global Growth Series S Class	02	2006	12.4597	14.3457	12,024
MFS®/Sun Life Global Growth Series S Class	02	2005	11.5385	12.4597	7,539
MFS®/Sun Life Global Growth Series S Class	02	2004	10.1607	11.5385	7,711
MFS®/Sun Life Global Growth Series S Class	02	2003	7.6415	10.1607	11,842
MFS®/Sun Life Global Growth Series S Class	02	2002	9.6670	7.6415	5,804
MFS®/Sun Life Global Growth Series S Class	02	2001	10.0000	9.6670	891

MFS®/Sun Life Global Growth Series S Class	03	2006	12.4048	14.2681	25,374
MFS®/Sun Life Global Growth Series S Class	03	2005	11.4993	12.4048	22,791
MFS®/Sun Life Global Growth Series S Class	03	2004	10.1365	11.4993	21,886
MFS®/Sun Life Global Growth Series S Class	03	2003	7.6310	10.1365	22,391
MFS®/Sun Life Global Growth Series S Class	03	2002	9.6636	7.6310	17,156
MFS®/Sun Life Global Growth Series S Class	03	2001	10.0000	9.6636	5,772

MFS®/Sun Life Global Growth Series S Class	04	2006	12.3227	14.1520	32,255
MFS®/Sun Life Global Growth Series S Class	04	2005	11.4406	12.3227	30,040
MFS®/Sun Life Global Growth Series S Class	04	2004	10.1002	11.4406	26,173
MFS®/Sun Life Global Growth Series S Class	04	2003	7.6153	10.1002	27,348
MFS®/Sun Life Global Growth Series S Class	04	2002	9.6585	7.6153	18,663
MFS®/Sun Life Global Growth Series S Class	04	2001	10.0000	9.6585	6,218

MFS®/Sun Life Global Total Return Series	01	2006	13.2650	15.3317	166,618
MFS®/Sun Life Global Total Return Series	01	2005	12.9716	13.2650	134,257
MFS®/Sun Life Global Total Return Series	01	2004	11.2392	12.9716	111,206
MFS®/Sun Life Global Total Return Series	01	2003	9.2739	11.2392	115,043
MFS®/Sun Life Global Total Return Series	01	2002	9.3541	9.2739	95,827
MFS®/Sun Life Global Total Return Series	01	2001	10.1185	9.3541	67,414
MFS®/Sun Life Global Total Return Series	01	2000	10.0000	10.1185	37,443

MFS®/Sun Life Global Total Return Series	02	2006	13.1515	15.1774	257,425
MFS®/Sun Life Global Total Return Series	02	2005	12.8801	13.1515	238,569
MFS®/Sun Life Global Total Return Series	02	2004	11.1770	12.8801	218,940
MFS®/Sun Life Global Total Return Series	02	2003	9.2366	11.1770	189,024
MFS®/Sun Life Global Total Return Series	02	2002	9.3307	9.2366	62,814
MFS®/Sun Life Global Total Return Series	02	2001	10.1087	9.3307	53,081
MFS®/Sun Life Global Total Return Series	02	2000	10.0000	10.1087	42,261

MFS®/Sun Life Global Total Return Series	03	2006	13.0764	15.0755	422,702
MFS®/Sun Life Global Total Return Series	03	2005	12.8195	13.0764	429,807
MFS®/Sun Life Global Total Return Series	03	2004	11.1357	12.8195	403,873
MFS®/Sun Life Global Total Return Series	03	2003	9.2118	11.1357	300,589
MFS®/Sun Life Global Total Return Series	03	2002	9.3151	9.2118	139,863
MFS®/Sun Life Global Total Return Series	03	2001	10.1021	9.3151	121,920
MFS®/Sun Life Global Total Return Series	03	2000	10.0000	10.1021	61,103

MFS®/Sun Life Global Total Return Series	04	2006	12.9640	14.9231	139,874
MFS®/Sun Life Global Total Return Series	04	2005	12.7287	12.9640	114,410
MFS®/Sun Life Global Total Return Series	04	2004	11.0737	12.7287	91,275
MFS®/Sun Life Global Total Return Series	04	2003	9.1746	11.0737	91,588
MFS®/Sun Life Global Total Return Series	04	2002	9.2916	9.1746	57,023
MFS®/Sun Life Global Total Return Series	04	2001	10.0922	9.2916	54,274
MFS®/Sun Life Global Total Return Series	04	2000	10.0000	10.0922	19,112

MFS®/Sun Life Global Total Return Series S Class	01	2006	13.6803	15.7623	55,054
MFS®/Sun Life Global Total Return Series S Class	01	2005	13.4064	13.6803	42,579
MFS®/Sun Life Global Total Return Series S Class	01	2004	11.6398	13.4064	44,028
MFS®/Sun Life Global Total Return Series S Class	01	2003	9.6389	11.6398	44,199
MFS®/Sun Life Global Total Return Series S Class	01	2002	9.7415	9.6389	23,043
MFS®/Sun Life Global Total Return Series S Class	01	2001	10.0000	9.7415	6,349

MFS®/Sun Life Global Total Return Series S Class	02	2006	13.5902	15.6347	38,138
MFS®/Sun Life Global Total Return Series S Class	02	2005	13.3383	13.5902	98,946
MFS®/Sun Life Global Total Return Series S Class	02	2004	11.5984	13.3383	33,932
MFS®/Sun Life Global Total Return Series S Class	02	2003	9.6192	11.5984	21,433
MFS®/Sun Life Global Total Return Series S Class	02	2002	9.7364	9.6192	11,047
MFS®/Sun Life Global Total Return Series S Class	02	2001	10.0000	9.7364	5,277

MFS®/Sun Life Global Total Return Series S Class	03	2006	13.5304	15.5502	51,652
MFS®/Sun Life Global Total Return Series S Class	03	2005	13.2930	13.5304	49,752
MFS®/Sun Life Global Total Return Series S Class	03	2004	11.5708	13.2930	38,896
MFS®/Sun Life Global Total Return Series S Class	03	2003	9.6061	11.5708	31,262
MFS®/Sun Life Global Total Return Series S Class	03	2002	9.7330	9.6061	10,499
MFS®/Sun Life Global Total Return Series S Class	03	2001	10.0000	9.7330	3,473

MFS®/Sun Life Global Total Return Series S Class	04	2006	13.4408	15.4237	108,571
MFS®/Sun Life Global Total Return Series S Class	04	2005	13.2252	13.4408	93,923
MFS®/Sun Life Global Total Return Series S Class	04	2004	11.5294	13.2252	58,625
MFS®/Sun Life Global Total Return Series S Class	04	2003	9.5863	11.5294	61,860
MFS®/Sun Life Global Total Return Series S Class	04	2002	9.7278	9.5863	57,712
MFS®/Sun Life Global Total Return Series S Class	04	2001	10.0000	9.7278	15,949

MFS®/Sun Life Government Securities Series	01	2006	12.8043	13.0841	436,862
MFS®/Sun Life Government Securities Series	01	2005	12.6997	12.8043	503,516
MFS®/Sun Life Government Securities Series	01	2004	12.4200	12.6997	564,136
MFS®/Sun Life Government Securities Series	01	2003	12.3376	12.4200	752,873
MFS®/Sun Life Government Securities Series	01	2002	11.4015	12.3376	914,830
MFS®/Sun Life Government Securities Series	01	2001	10.7678	11.4015	986,196
MFS®/Sun Life Government Securities Series	01	2000	10.0000	10.7678	217,774

MFS®/Sun Life Government Securities Series	02	2006	12.6946	12.9524	670,747
MFS®/Sun Life Government Securities Series	02	2005	12.6101	12.6946	752,256
MFS®/Sun Life Government Securities Series	02	2004	12.3512	12.6101	748,421
MFS®/Sun Life Government Securities Series	02	2003	12.2879	12.3512	1,012,830
MFS®/Sun Life Government Securities Series	02	2002	11.3728	12.2879	1,489,225
MFS®/Sun Life Government Securities Series	02	2001	10.7572	11.3728	1,396,170
MFS®/Sun Life Government Securities Series	02	2000	10.0000	10.7572	364,621

MFS®/Sun Life Government Securities Series	03	2006	12.6220	12.8653	846,423
MFS®/Sun Life Government Securities Series	03	2005	12.5506	12.6220	904,824
MFS®/Sun Life Government Securities Series	03	2004	12.3055	12.5506	997,040
MFS®/Sun Life Government Securities Series	03	2003	12.2549	12.3055	1,428,308
MFS®/Sun Life Government Securities Series	03	2002	11.3538	12.2549	1,954,011
MFS®/Sun Life Government Securities Series	03	2001	10.7502	11.3538	1,586,735
MFS®/Sun Life Government Securities Series	03	2000	10.0000	10.7502	531,971

MFS®/Sun Life Government Securities Series	04	2006	12.5134	12.7351	496,428
MFS®/Sun Life Government Securities Series	04	2005	12.4616	12.5134	559,988
MFS®/Sun Life Government Securities Series	04	2004	12.2369	12.4616	592,790
MFS®/Sun Life Government Securities Series	04	2003	12.2053	12.2369	670,829
MFS®/Sun Life Government Securities Series	04	2002	11.3252	12.2053	816,091
MFS®/Sun Life Government Securities Series	04	2001	10.7396	11.3252	734,950
MFS®/Sun Life Government Securities Series	04	2000	10.0000	10.7396	310,046

MFS®/Sun Life Government Securities Series S Class	01	2006	11.2409	11.4631	395,486
MFS®/Sun Life Government Securities Series S Class	01	2005	11.1815	11.2409	466,780
MFS®/Sun Life Government Securities Series S Class	01	2004	10.9574	11.1815	564,640
MFS®/Sun Life Government Securities Series S Class	01	2003	10.9146	10.9574	680,935
MFS®/Sun Life Government Securities Series S Class	01	2002	10.1131	10.9146	738,354
MFS®/Sun Life Government Securities Series S Class	01	2001	10.0000	10.1131	327,523

MFS®/Sun Life Government Securities Series S Class	02	2006	11.1668	11.3703	131,703
MFS®/Sun Life Government Securities Series S Class	02	2005	11.1247	11.1668	131,456
MFS®/Sun Life Government Securities Series S Class	02	2004	10.9184	11.1247	144,737
MFS®/Sun Life Government Securities Series S Class	02	2003	10.8923	10.9184	164,263
MFS®/Sun Life Government Securities Series S Class	02	2002	10.1078	10.8923	230,445
MFS®/Sun Life Government Securities Series S Class	02	2001	10.0000	10.1078	64,262

MFS®/Sun Life Government Securities Series S Class	03	2006	11.1177	11.3088	177,358
MFS®/Sun Life Government Securities Series S Class	03	2005	11.0869	11.1177	180,842
MFS®/Sun Life Government Securities Series S Class	03	2004	10.8924	11.0869	215,382
MFS®/Sun Life Government Securities Series S Class	03	2003	10.8774	10.8924	227,879
MFS®/Sun Life Government Securities Series S Class	03	2002	10.1043	10.8774	273,417
MFS®/Sun Life Government Securities Series S Class	03	2001	10.0000	10.1043	115,759

MFS®/Sun Life Government Securities Series S Class	04	2006	11.0441	11.2168	347,923
MFS®/Sun Life Government Securities Series S Class	04	2005	11.0304	11.0441	393,886
MFS®/Sun Life Government Securities Series S Class	04	2004	10.8534	11.0304	441,472
MFS®/Sun Life Government Securities Series S Class	04	2003	10.8551	10.8534	539,642
MFS®/Sun Life Government Securities Series S Class	04	2002	10.0989	10.8551	552,995
MFS®/Sun Life Government Securities Series S Class	04	2001	10.0000	10.0989	168,112

MFS®/Sun Life High Yield Series	01	2006	12.1691	13.2395	322,044
MFS®/Sun Life High Yield Series	01	2005	12.0826	12.1691	488,861
MFS®/Sun Life High Yield Series	01	2004	11.1925	12.0826	615,550
MFS®/Sun Life High Yield Series	01	2003	9.3520	11.1925	715,051
MFS®/Sun Life High Yield Series	01	2002	9.2401	9.3520	528,944
MFS®/Sun Life High Yield Series	01	2001	9.2152	9.2401	600,049
MFS®/Sun Life High Yield Series	01	2000	10.0000	9.2152	246,939

MFS®/Sun Life High Yield Series	02	2006	12.0652	13.1065	467,529
MFS®/Sun Life High Yield Series	02	2005	11.9976	12.0652	510,807
MFS®/Sun Life High Yield Series	02	2004	11.1308	11.9976	611,566
MFS®/Sun Life High Yield Series	02	2003	9.3145	11.1308	655,726
MFS®/Sun Life High Yield Series	02	2002	9.2171	9.3145	555,908
MFS®/Sun Life High Yield Series	02	2001	9.2063	9.2171	664,900
MFS®/Sun Life High Yield Series	02	2000	10.0000	9.2063	277,607

MFS®/Sun Life High Yield Series	03	2006	11.9964	13.0186	651,482
MFS®/Sun Life High Yield Series	03	2005	11.9413	11.9964	725,915
MFS®/Sun Life High Yield Series	03	2004	11.0898	11.9413	851,538
MFS®/Sun Life High Yield Series	03	2003	9.2897	11.0898	1,012,532
MFS®/Sun Life High Yield Series	03	2002	9.2018	9.2897	791,049
MFS®/Sun Life High Yield Series	03	2001	9.2005	9.2018	844,032
MFS®/Sun Life High Yield Series	03	2000	10.0000	9.2005	410,207

MFS®/Sun Life High Yield Series	04	2006	11.8934	12.8872	345,346
MFS®/Sun Life High Yield Series	04	2005	11.8569	11.8934	495,530
MFS®/Sun Life High Yield Series	04	2004	11.0283	11.8569	559,329
MFS®/Sun Life High Yield Series	04	2003	9.2523	11.0283	639,204
MFS®/Sun Life High Yield Series	04	2002	9.1788	9.2523	404,944
MFS®/Sun Life High Yield Series	04	2001	9.1916	9.1788	455,393
MFS®/Sun Life High Yield Series	04	2000	10.0000	9.1916	174,044

MFS®/Sun Life High Yield Series S Class	01	2006	12.8851	13.9741	115,465
MFS®/Sun Life High Yield Series S Class	01	2005	12.8260	12.8851	149,930
MFS®/Sun Life High Yield Series S Class	01	2004	11.9002	12.8260	230,678
MFS®/Sun Life High Yield Series S Class	01	2003	9.9624	11.9002	240,309
MFS®/Sun Life High Yield Series S Class	01	2002	9.8803	9.9624	233,213
MFS®/Sun Life High Yield Series S Class	01	2001	10.0000	9.8803	71,886

MFS®/Sun Life High Yield Series S Class	02	2006	12.8002	13.8610	48,773
MFS®/Sun Life High Yield Series S Class	02	2005	12.7608	12.8002	68,082
MFS®/Sun Life High Yield Series S Class	02	2004	11.8578	12.7608	71,597
MFS®/Sun Life High Yield Series S Class	02	2003	9.9420	11.8578	76,650
MFS®/Sun Life High Yield Series S Class	02	2002	9.8751	9.9420	50,620
MFS®/Sun Life High Yield Series S Class	02	2001	10.0000	9.8751	13,103

MFS®/Sun Life High Yield Series S Class	03	2006	12.7438	13.7860	60,155
MFS®/Sun Life High Yield Series S Class	03	2005	12.7175	12.7438	62,823
MFS®/Sun Life High Yield Series S Class	03	2004	11.8296	12.7175	75,205
MFS®/Sun Life High Yield Series S Class	03	2003	9.9285	11.8296	71,864
MFS®/Sun Life High Yield Series S Class	03	2002	9.8717	9.9285	60,793
MFS®/Sun Life High Yield Series S Class	03	2001	10.0000	9.8717	37,165

MFS®/Sun Life High Yield Series S Class	04	2006	12.6595	13.6739	178,218
MFS®/Sun Life High Yield Series S Class	04	2005	12.6526	12.6595	212,394
MFS®/Sun Life High Yield Series S Class	04	2004	11.7873	12.6526	228,898
MFS®/Sun Life High Yield Series S Class	04	2003	9.9081	11.7873	221,525
MFS®/Sun Life High Yield Series S Class	04	2002	9.8664	9.9081	190,480
MFS®/Sun Life High Yield Series S Class	04	2001	10.0000	9.8664	53,387

MFS®/Sun Life International Growth Series	01	2006	12.1421	15.0828	275,598
MFS®/Sun Life International Growth Series	01	2005	10.7216	12.1421	284,435
MFS®/Sun Life International Growth Series	01	2004	9.1473	10.7216	321,201
MFS®/Sun Life International Growth Series	01	2003	6.6936	9.1473	316,005
MFS®/Sun Life International Growth Series	01	2002	7.7085	6.6936	347,110
MFS®/Sun Life International Growth Series	01	2001	9.3002	7.7085	402,147
MFS®/Sun Life International Growth Series	01	2000	10.0000	9.3002	233,234

MFS®/Sun Life International Growth Series	02	2006	12.0382	14.9310	342,850
MFS®/Sun Life International Growth Series	02	2005	10.6460	12.0382	378,636
MFS®/Sun Life International Growth Series	02	2004	9.0966	10.6460	410,430
MFS®/Sun Life International Growth Series	02	2003	6.6666	9.0966	428,254
MFS®/Sun Life International Growth Series	02	2002	7.6892	6.6666	470,672
MFS®/Sun Life International Growth Series	02	2001	9.2912	7.6892	528,053
MFS®/Sun Life International Growth Series	02	2000	10.0000	9.2912	341,396

MFS®/Sun Life International Growth Series	03	2006	11.9695	14.8307	808,778
MFS®/Sun Life International Growth Series	03	2005	10.5960	11.9695	823,377
MFS®/Sun Life International Growth Series	03	2004	9.0630	10.5960	865,571
MFS®/Sun Life International Growth Series	03	2003	6.6488	9.0630	860,086
MFS®/Sun Life International Growth Series	03	2002	7.6764	6.6488	939,783
MFS®/Sun Life International Growth Series	03	2001	9.2852	7.6764	1,085,651
MFS®/Sun Life International Growth Series	03	2000	10.0000	9.2852	818,429

MFS®/Sun Life International Growth Series	04	2006	11.8666	14.6809	236,273
MFS®/Sun Life International Growth Series	04	2005	10.5209	11.8666	244,305
MFS®/Sun Life International Growth Series	04	2004	9.0126	10.5209	249,325
MFS®/Sun Life International Growth Series	04	2003	6.6219	9.0126	270,949
MFS®/Sun Life International Growth Series	04	2002	7.6570	6.6219	354,596
MFS®/Sun Life International Growth Series	04	2001	9.2761	7.6570	470,586
MFS®/Sun Life International Growth Series	04	2000	10.0000	9.2761	224,129

MFS®/Sun Life International Growth Series S Class	01	2006	14.8240	18.3723	60,887
MFS®/Sun Life International Growth Series S Class	01	2005	13.1224	14.8240	82,351
MFS®/Sun Life International Growth Series S Class	01	2004	11.2295	13.1224	85,826
MFS®/Sun Life International Growth Series S Class	01	2003	8.2357	11.2295	147,068
MFS®/Sun Life International Growth Series S Class	01	2002	9.4986	8.2357	70,812
MFS®/Sun Life International Growth Series S Class	01	2001	10.0000	9.4986	21,268

MFS®/Sun Life International Growth Series S Class	02	2006	14.7262	18.2235	49,178
MFS®/Sun Life International Growth Series S Class	02	2005	13.0557	14.7262	51,595
MFS®/Sun Life International Growth Series S Class	02	2004	11.1894	13.0557	52,122
MFS®/Sun Life International Growth Series S Class	02	2003	8.2189	11.1894	35,835
MFS®/Sun Life International Growth Series S Class	02	2002	9.4936	8.2189	28,885
MFS®/Sun Life International Growth Series S Class	02	2001	10.0000	9.4936	13,468

MFS®/Sun Life International Growth Series S Class	03	2006	14.6614	18.1250	55,074
MFS®/Sun Life International Growth Series S Class	03	2005	13.0114	14.6614	55,414
MFS®/Sun Life International Growth Series S Class	03	2004	11.1628	13.0114	57,853
MFS®/Sun Life International Growth Series S Class	03	2003	8.2076	11.1628	53,234
MFS®/Sun Life International Growth Series S Class	03	2002	9.4903	8.2076	59,811
MFS®/Sun Life International Growth Series S Class	03	2001	10.0000	9.4903	27,872

MFS®/Sun Life International Growth Series S Class	04	2006	14.5643	17.9775	116,576
MFS®/Sun Life International Growth Series S Class	04	2005	12.9450	14.5643	98,866
MFS®/Sun Life International Growth Series S Class	04	2004	11.1228	12.9450	94,563
MFS®/Sun Life International Growth Series S Class	04	2003	8.1907	11.1228	84,370
MFS®/Sun Life International Growth Series S Class	04	2002	9.4853	8.1907	88,083
MFS®/Sun Life International Growth Series S Class	04	2001	10.0000	9.4853	33,631

MFS®/Sun Life International Value Series	01	2006	14.3216	18.2398	145,637
MFS®/Sun Life International Value Series	01	2005	12.6124	14.3216	135,611
MFS®/Sun Life International Value Series	01	2004	9.9969	12.6124	121,881
MFS®/Sun Life International Value Series	01	2003	7.5912	9.9969	101,519
MFS®/Sun Life International Value Series	01	2002	8.1896	7.5912	84,088
MFS®/Sun Life International Value Series	01	2001	9.7296	8.1896	142,671
MFS®/Sun Life International Value Series	01	2000	10.0000	9.3003	233,234

MFS®/Sun Life International Value Series	02	2006	14.1994	18.0568	200,390
MFS®/Sun Life International Value Series	02	2005	12.5238	14.1994	182,644
MFS®/Sun Life International Value Series	02	2004	9.9418	12.5238	106,151
MFS®/Sun Life International Value Series	02	2003	7.5609	9.9418	81,634
MFS®/Sun Life International Value Series	02	2002	8.1693	7.5609	80,612
MFS®/Sun Life International Value Series	02	2001	9.7204	8.1693	83,188
MFS®/Sun Life International Value Series	02	2000	10.0000	9.7204	0

MFS®/Sun Life International Value Series	03	2006	14.1186	17.9358	543,100
MFS®/Sun Life International Value Series	03	2005	12.4651	14.1186	539,717
MFS®/Sun Life International Value Series	03	2004	9.9052	12.4651	388,833
MFS®/Sun Life International Value Series	03	2003	7.5408	9.9052	282,412
MFS®/Sun Life International Value Series	03	2002	8.1558	7.5408	253,607
MFS®/Sun Life International Value Series	03	2001	9.7143	8.1558	282,389
MFS®/Sun Life International Value Series	03	2000	10.0000	9.7143	0

MFS®/Sun Life International Value Series	04	2006	13.9976	17.7550	158,300
MFS®/Sun Life International Value Series	04	2005	12.3771	13.9976	120,057
MFS®/Sun Life International Value Series	04	2004	9.8504	12.3771	104,094
MFS®/Sun Life International Value Series	04	2003	7.5105	9.8504	97,175
MFS®/Sun Life International Value Series	04	2002	8.1355	7.5105	96,329
MFS®/Sun Life International Value Series	04	2001	9.7050	8.1355	28,159
MFS®/Sun Life International Value Series	04	2000	10.0000	9.2762	224,129

MFS®/Sun Life International Value Series S Class	01	2006	16.2514	20.6536	66,982
MFS®/Sun Life International Value Series S Class	01	2005	14.3473	16.2514	77,293
MFS®/Sun Life International Value Series S Class	01	2004	11.3970	14.3473	43,576
MFS®/Sun Life International Value Series S Class	01	2003	8.6823	11.3970	100,343
MFS®/Sun Life International Value Series S Class	01	2002	9.3686	8.6823	11,407
MFS®/Sun Life International Value Series S Class	01	2001	10.0000	9.3686	0

MFS®/Sun Life International Value Series S Class	02	2006	16.1443	20.4864	35,605
MFS®/Sun Life International Value Series S Class	02	2005	14.2744	16.1443	31,806
MFS®/Sun Life International Value Series S Class	02	2004	11.3564	14.2744	15,015
MFS®/Sun Life International Value Series S Class	02	2003	8.6645	11.3564	11,219
MFS®/Sun Life International Value Series S Class	02	2002	9.3637	8.6645	12,588
MFS®/Sun Life International Value Series S Class	02	2001	10.0000	9.3637	879

MFS®/Sun Life International Value Series S Class	03	2006	16.0732	20.3756	22,000
MFS®/Sun Life International Value Series S Class	03	2005	14.2259	16.0732	17,566
MFS®/Sun Life International Value Series S Class	03	2004	11.3294	14.2259	12,098
MFS®/Sun Life International Value Series S Class	03	2003	8.6527	11.3294	10,971
MFS®/Sun Life International Value Series S Class	03	2002	9.3604	8.6527	8,585
MFS®/Sun Life International Value Series S Class	03	2001	10.0000	9.3604	229

MFS®/Sun Life International Value Series S Class	04	2006	15.9668	20.2099	110,738
MFS®/Sun Life International Value Series S Class	04	2005	14.1533	15.9668	103,814
MFS®/Sun Life International Value Series S Class	04	2004	11.2888	14.1533	64,401
MFS®/Sun Life International Value Series S Class	04	2003	8.6349	11.2888	20,020
MFS®/Sun Life International Value Series S Class	04	2002	9.3554	8.6349	10,241
MFS®/Sun Life International Value Series S Class	04	2001	10.0000	9.3554	1,836

MFS®/Sun Life Massachusetts Investors Growth Series	01	2006	6.6795	7.0875	1,314,485
MFS®/Sun Life Massachusetts Investors Growth Series	01	2005	6.4935	6.6795	1,700,262
MFS®/Sun Life Massachusetts Investors Growth Series	01	2004	6.0117	6.4935	1,918,686
MFS®/Sun Life Massachusetts Investors Growth Series	01	2003	4.9438	6.0117	2,199,284
MFS®/Sun Life Massachusetts Investors Growth Series	01	2002	6.9731	4.9438	2,405,111
MFS®/Sun Life Massachusetts Investors Growth Series	01	2001	9.4221	6.9731	3,000,574
MFS®/Sun Life Massachusetts Investors Growth Series	01	2000	10.0000	9.4221	2,157,835

MFS®/Sun Life Massachusetts Investors Growth Series	02	2006	6.6222	7.0161	1,649,621
MFS®/Sun Life Massachusetts Investors Growth Series	02	2005	6.4477	6.6222	1,870,414
MFS®/Sun Life Massachusetts Investors Growth Series	02	2004	5.9783	6.4477	2,231,351
MFS®/Sun Life Massachusetts Investors Growth Series	02	2003	4.9239	5.9783	2,565,633
MFS®/Sun Life Massachusetts Investors Growth Series	02	2002	6.9556	4.9239	2,836,560
MFS®/Sun Life Massachusetts Investors Growth Series	02	2001	9.4129	6.9556	3,631,597
MFS®/Sun Life Massachusetts Investors Growth Series	02	2000	10.0000	9.4129	2,559,854

MFS®/Sun Life Massachusetts Investors Growth Series	03	2006	6.5844	6.9689	3,325,287
MFS®/Sun Life Massachusetts Investors Growth Series	03	2005	6.4173	6.5844	3,671,339
MFS®/Sun Life Massachusetts Investors Growth Series	03	2004	5.9562	6.4173	4,315,355
MFS®/Sun Life Massachusetts Investors Growth Series	03	2003	4.9107	5.9562	5,006,699
MFS®/Sun Life Massachusetts Investors Growth Series	03	2002	6.9440	4.9107	5,278,480
MFS®/Sun Life Massachusetts Investors Growth Series	03	2001	9.4068	6.9440	6,395,839
MFS®/Sun Life Massachusetts Investors Growth Series	03	2000	10.0000	9.4068	4,923,997

MFS®/Sun Life Massachusetts Investors Growth Series	04	2006	6.5277	6.8984	1,341,263
MFS®/Sun Life Massachusetts Investors Growth Series	04	2005	6.3717	6.5277	1,518,285
MFS®/Sun Life Massachusetts Investors Growth Series	04	2004	5.9230	6.3717	1,729,560
MFS®/Sun Life Massachusetts Investors Growth Series	04	2003	4.8908	5.9230	1,752,199
MFS®/Sun Life Massachusetts Investors Growth Series	04	2002	6.9264	4.8908	1,925,613
MFS®/Sun Life Massachusetts Investors Growth Series	04	2001	9.3975	6.9264	2,221,381
MFS®/Sun Life Massachusetts Investors Growth Series	04	2000	10.0000	9.3975	1,511,093

MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2006	9.2677	9.8110	211,243
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.0286	9.2677	230,358
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.3779	9.0286	247,186
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.9201	8.3779	431,473
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.7687	6.9201	214,623
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.0000	9.7687	206,672

MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2006	9.2066	9.7315	90,806
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2005	8.9826	9.2066	110,257
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.3480	8.9826	141,543
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.9059	8.3480	147,334
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.7636	6.9059	118,995
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.0000	9.7636	28,935

MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2006	9.1661	9.6789	117,599
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2005	8.9522	9.1661	143,659
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.3281	8.9522	164,508
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.8965	8.3281	180,342
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.7601	6.8965	198,979
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.0000	9.7601	69,983

MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2006	9.1054	9.6001	184,446
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2005	8.9064	9.1054	243,700
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.2983	8.9064	261,514
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.8823	8.2983	271,001
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.7550	6.8823	247,446
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.0000	9.7550	113,890

MFS®/Sun Life Massachusetts Investors Trust Series	01	2006	9.2109	10.2853	1,211,678
MFS®/Sun Life Massachusetts Investors Trust Series	01	2005	8.6775	9.2109	1,450,206
MFS®/Sun Life Massachusetts Investors Trust Series	01	2004	7.8630	8.6775	1,672,778
MFS®/Sun Life Massachusetts Investors Trust Series	01	2003	6.4954	7.8630	1,876,044
MFS®/Sun Life Massachusetts Investors Trust Series	01	2002	8.3672	6.4954	2,102,877
MFS®/Sun Life Massachusetts Investors Trust Series	01	2001	10.0762	8.3672	2,386,637
MFS®/Sun Life Massachusetts Investors Trust Series	01	2000	10.0000	10.0762	1,567,339

MFS®/Sun Life Massachusetts Investors Trust Series	02	2006	9.1320	10.1818	1,798,826
MFS®/Sun Life Massachusetts Investors Trust Series	02	2005	8.6162	9.1320	2,062,238
MFS®/Sun Life Massachusetts Investors Trust Series	02	2004	7.8194	8.6162	2,406,728
MFS®/Sun Life Massachusetts Investors Trust Series	02	2003	6.4693	7.8194	2,397,252
MFS®/Sun Life Massachusetts Investors Trust Series	02	2002	8.3462	6.4693	2,611,340
MFS®/Sun Life Massachusetts Investors Trust Series	02	2001	10.0663	8.3462	3,160,046
MFS®/Sun Life Massachusetts Investors Trust Series	02	2000	10.0000	10.0663	2,171,833

MFS®/Sun Life Massachusetts Investors Trust Series	03	2006	9.0798	10.1133	3,475,348
MFS®/Sun Life Massachusetts Investors Trust Series	03	2005	8.5756	9.0798	3,811,097
MFS®/Sun Life Massachusetts Investors Trust Series	03	2004	7.7905	8.5756	4,325,002
MFS®/Sun Life Massachusetts Investors Trust Series	03	2003	6.4519	7.7905	4,756,513
MFS®/Sun Life Massachusetts Investors Trust Series	03	2002	8.3322	6.4519	5,257,899
MFS®/Sun Life Massachusetts Investors Trust Series	03	2001	10.0597	8.3322	6,128,462
MFS®/Sun Life Massachusetts Investors Trust Series	03	2000	10.0000	10.0597	4,232,336

MFS®/Sun Life Massachusetts Investors Trust Series	04	2006	9.0017	10.0110	1,271,582
MFS®/Sun Life Massachusetts Investors Trust Series	04	2005	8.5148	9.0017	1,408,715
MFS®/Sun Life Massachusetts Investors Trust Series	04	2004	7.7471	8.5148	1,580,174
MFS®/Sun Life Massachusetts Investors Trust Series	04	2003	6.4258	7.7471	1,779,918
MFS®/Sun Life Massachusetts Investors Trust Series	04	2002	8.3112	6.4258	1,947,932
MFS®/Sun Life Massachusetts Investors Trust Series	04	2001	10.0498	8.3112	2,300,970
MFS®/Sun Life Massachusetts Investors Trust Series	04	2000	10.0000	10.0498	1,325,352

MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2006	10.5314	11.7325	426,829
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2005	9.9479	10.5314	455,308
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.0341	9.9479	530,478
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.4863	9.0341	719,849
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.6641	7.4863	455,881
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.0000	9.6641	169,450

MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2006	10.4620	11.6375	207,292
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2005	9.8973	10.4620	207,821
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.0019	9.8973	220,926
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.4709	9.0019	232,671
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.6590	7.4709	182,264
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.0000	9.6590	89,369

MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2006	10.4159	11.5746	289,195
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2005	9.8637	10.4159	328,338
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2004	8.9805	9.8637	369,783
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.4607	8.9805	379,688
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.6556	7.4607	358,209
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.0000	9.6556	153,686

MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2006	10.3469	11.4804	408,070
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.8133	10.3469	443,861
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2004	8.9483	9.8133	474,526
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.4454	8.9483	467,572
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.6505	7.4454	480,066
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.0000	9.6505	166,841

MFS®/Sun Life Mid Cap Growth Series	01	2006	5.6813	5.7302	313,382
MFS®/Sun Life Mid Cap Growth Series	01	2005	5.5911	5.6813	358,401
MFS®/Sun Life Mid Cap Growth Series	01	2004	4.9497	5.5911	421,661
MFS®/Sun Life Mid Cap Growth Series	01	2003	3.6428	4.9497	431,606
MFS®/Sun Life Mid Cap Growth Series	01	2002	6.9956	3.6428	547,477
MFS®/Sun Life Mid Cap Growth Series	01	2001	9.2420	6.9956	338,295
MFS®/Sun Life Mid Cap Growth Series	01	2000	10.0000	9.2420	76,464

MFS®/Sun Life Mid Cap Growth Series	02	2006	5.6356	5.6755	403,861
MFS®/Sun Life Mid Cap Growth Series	02	2005	5.5546	5.6356	460,970
MFS®/Sun Life Mid Cap Growth Series	02	2004	4.9249	5.5546	486,445
MFS®/Sun Life Mid Cap Growth Series	02	2003	3.6300	4.9249	536,628
MFS®/Sun Life Mid Cap Growth Series	02	2002	6.9817	3.6300	367,288
MFS®/Sun Life Mid Cap Growth Series	02	2001	9.2378	6.9817	387,483
MFS®/Sun Life Mid Cap Growth Series	02	2000	10.0000	9.2378	142,977

MFS®/Sun Life Mid Cap Growth Series	03	2006	5.6053	5.6393	882,319
MFS®/Sun Life Mid Cap Growth Series	03	2005	5.5304	5.6053	1,080,069
MFS®/Sun Life Mid Cap Growth Series	03	2004	4.9084	5.5304	1,211,820
MFS®/Sun Life Mid Cap Growth Series	03	2003	3.6215	4.9084	1,122,244
MFS®/Sun Life Mid Cap Growth Series	03	2002	6.9725	3.6215	895,229
MFS®/Sun Life Mid Cap Growth Series	03	2001	9.2351	6.9725	950,186
MFS®/Sun Life Mid Cap Growth Series	03	2000	10.0000	9.2351	399,687

MFS®/Sun Life Mid Cap Growth Series	04	2006	5.5601	5.5852	561,204
MFS®/Sun Life Mid Cap Growth Series	04	2005	5.4940	5.5601	632,811
MFS®/Sun Life Mid Cap Growth Series	04	2004	4.8837	5.4940	710,962
MFS®/Sun Life Mid Cap Growth Series	04	2003	3.6088	4.8837	643,079
MFS®/Sun Life Mid Cap Growth Series	04	2002	6.9587	3.6088	889,591
MFS®/Sun Life Mid Cap Growth Series	04	2001	9.2309	6.9587	483,477
MFS®/Sun Life Mid Cap Growth Series	04	2000	10.0000	9.2309	137,221

MFS®/Sun Life Mid Cap Growth Series S Class	01	2006	7.7493	7.8049	65,180
MFS®/Sun Life Mid Cap Growth Series S Class	01	2005	7.6505	7.7493	81,804
MFS®/Sun Life Mid Cap Growth Series S Class	01	2004	6.7930	7.6505	150,554
MFS®/Sun Life Mid Cap Growth Series S Class	01	2003	5.0191	6.7930	266,702
MFS®/Sun Life Mid Cap Growth Series S Class	01	2002	9.6403	5.0191	86,746
MFS®/Sun Life Mid Cap Growth Series S Class	01	2001	10.0000	9.6403	78,107

MFS®/Sun Life Mid Cap Growth Series S Class	02	2006	7.6982	7.7416	45,473
MFS®/Sun Life Mid Cap Growth Series S Class	02	2005	7.6116	7.6982	65,026
MFS®/Sun Life Mid Cap Growth Series S Class	02	2004	6.7687	7.6116	80,674
MFS®/Sun Life Mid Cap Growth Series S Class	02	2003	5.0088	6.7687	75,870
MFS®/Sun Life Mid Cap Growth Series S Class	02	2002	9.6352	5.0088	68,259
MFS®/Sun Life Mid Cap Growth Series S Class	02	2001	10.0000	9.6352	7,281

MFS®/Sun Life Mid Cap Growth Series S Class	03	2006	7.6643	7.6997	81,236
MFS®/Sun Life Mid Cap Growth Series S Class	03	2005	7.5857	7.6643	82,249
MFS®/Sun Life Mid Cap Growth Series S Class	03	2004	6.7526	7.5857	79,499
MFS®/Sun Life Mid Cap Growth Series S Class	03	2003	5.0019	6.7526	67,339
MFS®/Sun Life Mid Cap Growth Series S Class	03	2002	9.6318	5.0019	41,171
MFS®/Sun Life Mid Cap Growth Series S Class	03	2001	10.0000	9.6318	13,884

MFS®/Sun Life Mid Cap Growth Series S Class	04	2006	7.6135	7.6370	187,639
MFS®/Sun Life Mid Cap Growth Series S Class	04	2005	7.5469	7.6135	259,718
MFS®/Sun Life Mid Cap Growth Series S Class	04	2004	6.7284	7.5469	317,974
MFS®/Sun Life Mid Cap Growth Series S Class	04	2003	4.9916	6.7284	265,803
MFS®/Sun Life Mid Cap Growth Series S Class	04	2002	9.6267	4.9916	221,879
MFS®/Sun Life Mid Cap Growth Series S Class	04	2001	10.0000	9.6267	63,395

MFS®/Sun Life Mid Cap Value Series S Class	01	2006	12.9635	14.1828	34,374
MFS®/Sun Life Mid Cap Value Series S Class	01	2005	12.2472	12.9635	37,192
MFS®/Sun Life Mid Cap Value Series S Class	01	2004	10.2076	12.2472	25,294
MFS®/Sun Life Mid Cap Value Series S Class	01	2003	7.8524	10.2076	96,772
MFS®/Sun Life Mid Cap Value Series S Class	01	2002	10.0000	7.8524	11,246

MFS®/Sun Life Mid Cap Value Series S Class	02	2006	12.8913	14.0823	25,399
MFS®/Sun Life Mid Cap Value Series S Class	02	2005	12.1974	12.8913	29,919
MFS®/Sun Life Mid Cap Value Series S Class	02	2004	10.1816	12.1974	24,397
MFS®/Sun Life Mid Cap Value Series S Class	02	2003	7.8444	10.1816	10,707
MFS®/Sun Life Mid Cap Value Series S Class	02	2002	10.0000	7.8444	794

MFS®/Sun Life Mid Cap Value Series S Class	03	2006	12.8433	14.0158	20,663
MFS®/Sun Life Mid Cap Value Series S Class	03	2005	12.1644	12.8433	25,351
MFS®/Sun Life Mid Cap Value Series S Class	03	2004	10.1644	12.1644	23,157
MFS®/Sun Life Mid Cap Value Series S Class	03	2003	7.8390	10.1644	13,967
MFS®/Sun Life Mid Cap Value Series S Class	03	2002	10.0000	7.8390	5,746

MFS®/Sun Life Mid Cap Value Series S Class	04	2006	12.7714	13.9161	52,142
MFS®/Sun Life Mid Cap Value Series S Class	04	2005	12.1147	12.7714	65,598
MFS®/Sun Life Mid Cap Value Series S Class	04	2004	10.1384	12.1147	83,258
MFS®/Sun Life Mid Cap Value Series S Class	04	2003	7.8310	10.1384	33,289
MFS®/Sun Life Mid Cap Value Series S Class	04	2002	10.0000	7.8310	15,213

MFS®/Sun Life Money Market Series	01	2006	10.5058	10.8295	388,351
MFS®/Sun Life Money Market Series	01	2005	10.3777	10.5058	479,827
MFS®/Sun Life Money Market Series	01	2004	10.4446	10.3777	438,166
MFS®/Sun Life Money Market Series	01	2003	10.5320	10.4446	636,294
MFS®/Sun Life Money Market Series	01	2002	10.5525	10.5320	1,073,942
MFS®/Sun Life Money Market Series	01	2001	10.3183	10.5525	1,549,642
MFS®/Sun Life Money Market Series	01	2000	10.0000	10.3183	728,487

MFS®/Sun Life Money Market Series	02	2006	10.4160	10.7207	563,289
MFS®/Sun Life Money Market Series	02	2005	10.3047	10.4160	622,765
MFS®/Sun Life Money Market Series	02	2004	10.3869	10.3047	700,139
MFS®/Sun Life Money Market Series	02	2003	10.4898	10.3869	928,299
MFS®/Sun Life Money Market Series	02	2002	10.5262	10.4898	1,331,642
MFS®/Sun Life Money Market Series	02	2001	10.3084	10.5262	1,472,652
MFS®/Sun Life Money Market Series	02	2000	10.0000	10.3084	741,527

MFS®/Sun Life Money Market Series	03	2006	10.3565	10.6487	896,107
MFS®/Sun Life Money Market Series	03	2005	10.2562	10.3565	938,709
MFS®/Sun Life Money Market Series	03	2004	10.3486	10.2562	1,081,541
MFS®/Sun Life Money Market Series	03	2003	10.4617	10.3486	1,364,899
MFS®/Sun Life Money Market Series	03	2002	10.5087	10.4617	2,237,957
MFS®/Sun Life Money Market Series	03	2001	10.3017	10.5087	2,347,088
MFS®/Sun Life Money Market Series	03	2000	10.0000	10.3017	1,220,849

MFS®/Sun Life Money Market Series	04	2006	10.2676	10.5411	367,450
MFS®/Sun Life Money Market Series	04	2005	10.1836	10.2676	376,127
MFS®/Sun Life Money Market Series	04	2004	10.2911	10.1836	368,286
MFS®/Sun Life Money Market Series	04	2003	10.4195	10.2911	622,825
MFS®/Sun Life Money Market Series	04	2002	10.4824	10.4195	970,150
MFS®/Sun Life Money Market Series	04	2001	10.2917	10.4824	1,092,372
MFS®/Sun Life Money Market Series	04	2000	10.0000	10.2917	568,861

MFS®/Sun Life Money Market Series S Class	01	2006	9.8799	10.1590	231,751
MFS®/Sun Life Money Market Series S Class	01	2005	9.7839	9.8799	422,578
MFS®/Sun Life Money Market Series S Class	01	2004	9.8716	9.7839	218,696
MFS®/Sun Life Money Market Series S Class	01	2003	9.9791	9.8716	268,294
MFS®/Sun Life Money Market Series S Class	01	2002	10.0234	9.9791	902,625
MFS®/Sun Life Money Market Series S Class	01	2001	10.0000	10.0234	189,231

MFS®/Sun Life Money Market Series S Class	02	2006	9.8148	10.0767	48,441
MFS®/Sun Life Money Market Series S Class	02	2005	9.7342	9.8148	61,288
MFS®/Sun Life Money Market Series S Class	02	2004	9.8364	9.7342	59,935
MFS®/Sun Life Money Market Series S Class	02	2003	9.9587	9.8364	115,660
MFS®/Sun Life Money Market Series S Class	02	2002	10.0182	9.9587	150,920
MFS®/Sun Life Money Market Series S Class	02	2001	10.0000	10.0182	85,498

MFS®/Sun Life Money Market Series S Class	03	2006	9.7717	10.0222	30,747
MFS®/Sun Life Money Market Series S Class	03	2005	9.7012	9.7717	56,064
MFS®/Sun Life Money Market Series S Class	03	2004	9.8131	9.7012	42,886
MFS®/Sun Life Money Market Series S Class	03	2003	9.9451	9.8131	168,476
MFS®/Sun Life Money Market Series S Class	03	2002	10.0147	9.9451	266,966
MFS®/Sun Life Money Market Series S Class	03	2001	10.0000	10.0147	157,346

MFS®/Sun Life Money Market Series S Class	04	2006	9.7069	9.9407	139,083
MFS®/Sun Life Money Market Series S Class	04	2005	9.6516	9.7069	184,882
MFS®/Sun Life Money Market Series S Class	04	2004	9.7779	9.6516	183,463
MFS®/Sun Life Money Market Series S Class	04	2003	9.9247	9.7779	183,788
MFS®/Sun Life Money Market Series S Class	04	2002	10.0094	9.9247	547,993
MFS®/Sun Life Money Market Series S Class	04	2001	10.0000	10.0094	168,448

MFS®/Sun Life New Discovery Series	01	2006	9.2756	10.3454	398,231
MFS®/Sun Life New Discovery Series	01	2005	8.9460	9.2756	453,312
MFS®/Sun Life New Discovery Series	01	2004	8.4457	8.9460	529,799
MFS®/Sun Life New Discovery Series	01	2003	6.3345	8.4457	580,546
MFS®/Sun Life New Discovery Series	01	2002	9.6601	6.3345	677,997
MFS®/Sun Life New Discovery Series	01	2001	10.3314	9.6601	732,851
MFS®/Sun Life New Discovery Series	01	2000	10.0000	10.3314	529,521

MFS®/Sun Life New Discovery Series	02	2006	9.1961	10.2412	686,458
MFS®/Sun Life New Discovery Series	02	2005	8.8828	9.1961	800,877
MFS®/Sun Life New Discovery Series	02	2004	8.3989	8.8828	931,374
MFS®/Sun Life New Discovery Series	02	2003	6.3089	8.3989	981,643
MFS®/Sun Life New Discovery Series	02	2002	9.6358	6.3089	994,477
MFS®/Sun Life New Discovery Series	02	2001	10.3213	9.6358	1,143,945
MFS®/Sun Life New Discovery Series	02	2000	10.0000	10.3213	869,196

MFS®/Sun Life New Discovery Series	03	2006	9.1436	10.1724	1,135,927
MFS®/Sun Life New Discovery Series	03	2005	8.8409	9.1436	1,286,448
MFS®/Sun Life New Discovery Series	03	2004	8.3678	8.8409	1,499,753
MFS®/Sun Life New Discovery Series	03	2003	6.2920	8.3678	1,660,924
MFS®/Sun Life New Discovery Series	03	2002	9.6197	6.2920	1,859,612
MFS®/Sun Life New Discovery Series	03	2001	10.3145	9.6197	2,106,033
MFS®/Sun Life New Discovery Series	03	2000	10.0000	10.3145	1,704,282

MFS®/Sun Life New Discovery Series	04	2006	9.0648	10.0694	609,616
MFS®/Sun Life New Discovery Series	04	2005	8.7782	9.0648	685,941
MFS®/Sun Life New Discovery Series	04	2004	8.3212	8.7782	745,279
MFS®/Sun Life New Discovery Series	04	2003	6.2665	8.3212	816,862
MFS®/Sun Life New Discovery Series	04	2002	9.5954	6.2665	913,888
MFS®/Sun Life New Discovery Series	04	2001	10.3044	9.5954	957,145
MFS®/Sun Life New Discovery Series	04	2000	10.0000	10.3044	664,181

MFS®/Sun Life New Discovery Series S Class	01	2006	9.7929	10.8959	94,479
MFS®/Sun Life New Discovery Series S Class	01	2005	9.4674	9.7929	122,499
MFS®/Sun Life New Discovery Series S Class	01	2004	8.9604	9.4674	129,323
MFS®/Sun Life New Discovery Series S Class	01	2003	6.7343	8.9604	301,456
MFS®/Sun Life New Discovery Series S Class	01	2002	10.3008	6.7343	110,871
MFS®/Sun Life New Discovery Series S Class	01	2001	10.0000	10.3008	138,255

MFS®/Sun Life New Discovery Series S Class	02	2006	9.7283	10.8076	66,759
MFS®/Sun Life New Discovery Series S Class	02	2005	9.4192	9.7283	69,254
MFS®/Sun Life New Discovery Series S Class	02	2004	8.9285	9.4192	71,218
MFS®/Sun Life New Discovery Series S Class	02	2003	6.7205	8.9285	93,938
MFS®/Sun Life New Discovery Series S Class	02	2002	10.2954	6.7205	81,713
MFS®/Sun Life New Discovery Series S Class	02	2001	10.0000	10.2954	37,358

MFS®/Sun Life New Discovery Series S Class	03	2006	9.6855	10.7492	71,932
MFS®/Sun Life New Discovery Series S Class	03	2005	9.3872	9.6855	76,783
MFS®/Sun Life New Discovery Series S Class	03	2004	8.9072	9.3872	90,461
MFS®/Sun Life New Discovery Series S Class	03	2003	6.7113	8.9072	90,227
MFS®/Sun Life New Discovery Series S Class	03	2002	10.2918	6.7113	86,780
MFS®/Sun Life New Discovery Series S Class	03	2001	10.0000	10.2918	38,880

MFS®/Sun Life New Discovery Series S Class	04	2006	9.6213	10.6617	159,737
MFS®/Sun Life New Discovery Series S Class	04	2005	9.3393	9.6213	201,913
MFS®/Sun Life New Discovery Series S Class	04	2004	8.8753	9.3393	244,105
MFS®/Sun Life New Discovery Series S Class	04	2003	6.6975	8.8753	191,679
MFS®/Sun Life New Discovery Series S Class	04	2002	10.2864	6.6975	213,470
MFS®/Sun Life New Discovery Series S Class	04	2001	10.0000	10.2864	72,082

MFS®/Sun Life Research International Series	01	2006	11.8021	14.8268	243,241
MFS®/Sun Life Research International Series	01	2005	10.2737	11.8021	277,416
MFS®/Sun Life Research International Series	01	2004	8.6017	10.2737	292,443
MFS®/Sun Life Research International Series	01	2003	6.5205	8.6017	302,965
MFS®/Sun Life Research International Series	01	2002	7.4746	6.5205	394,956
MFS®/Sun Life Research International Series	01	2001	9.2229	7.4746	404,539
MFS®/Sun Life Research International Series	01	2000	10.0000	9.2229	307,752

MFS®/Sun Life Research International Series	02	2006	11.7010	14.6775	412,353
MFS®/Sun Life Research International Series	02	2005	10.2012	11.7010	449,577
MFS®/Sun Life Research International Series	02	2004	8.5541	10.2012	506,438
MFS®/Sun Life Research International Series	02	2003	6.4942	8.5541	505,887
MFS®/Sun Life Research International Series	02	2002	7.4559	6.4942	515,954
MFS®/Sun Life Research International Series	02	2001	9.2139	7.4559	656,531
MFS®/Sun Life Research International Series	02	2000	10.0000	9.2139	504,152

MFS®/Sun Life Research International Series	03	2006	11.6342	14.5790	816,991
MFS®/Sun Life Research International Series	03	2005	10.1532	11.6342	873,583
MFS®/Sun Life Research International Series	03	2004	8.5225	10.1532	976,018
MFS®/Sun Life Research International Series	03	2003	6.4768	8.5225	963,237
MFS®/Sun Life Research International Series	03	2002	7.4434	6.4768	1,070,807
MFS®/Sun Life Research International Series	03	2001	9.2079	7.4434	1,234,095
MFS®/Sun Life Research International Series	03	2000	10.0000	9.2079	995,558

MFS®/Sun Life Research International Series	04	2006	11.5341	14.4315	290,150
MFS®/Sun Life Research International Series	04	2005	10.0812	11.5341	243,084
MFS®/Sun Life Research International Series	04	2004	8.4750	10.0812	257,954
MFS®/Sun Life Research International Series	04	2003	6.4506	8.4750	300,191
MFS®/Sun Life Research International Series	04	2002	7.4247	6.4506	377,643
MFS®/Sun Life Research International Series	04	2001	9.1989	7.4247	330,427
MFS®/Sun Life Research International Series	04	2000	10.0000	9.1989	272,786

MFS®/Sun Life Research International Series S Class	01	2006	14.7128	18.4518	56,922
MFS®/Sun Life Research International Series S Class	01	2005	12.8482	14.7128	52,061
MFS®/Sun Life Research International Series S Class	01	2004	10.7785	12.8482	53,845
MFS®/Sun Life Research International Series S Class	01	2003	8.1983	10.7785	49,797
MFS®/Sun Life Research International Series S Class	01	2002	9.4141	8.1983	44,879
MFS®/Sun Life Research International Series S Class	01	2001	10.0000	9.4141	88,305

MFS®/Sun Life Research International Series S Class	02	2006	14.6158	18.3024	53,681
MFS®/Sun Life Research International Series S Class	02	2005	12.7829	14.6158	14,891
MFS®/Sun Life Research International Series S Class	02	2004	10.7401	12.7829	18,663
MFS®/Sun Life Research International Series S Class	02	2003	8.1815	10.7401	21,127
MFS®/Sun Life Research International Series S Class	02	2002	9.4091	8.1815	13,858
MFS®/Sun Life Research International Series S Class	02	2001	10.0000	9.4091	4,951

MFS®/Sun Life Research International Series S Class	03	2006	14.5515	18.2034	41,410
MFS®/Sun Life Research International Series S Class	03	2005	12.7395	14.5515	28,207
MFS®/Sun Life Research International Series S Class	03	2004	10.7145	12.7395	22,935
MFS®/Sun Life Research International Series S Class	03	2003	8.1703	10.7145	22,133
MFS®/Sun Life Research International Series S Class	03	2002	9.4058	8.1703	14,904
MFS®/Sun Life Research International Series S Class	03	2001	10.0000	9.4058	8,856

MFS®/Sun Life Research International Series S Class	04	2006	14.4551	18.0553	51,926
MFS®/Sun Life Research International Series S Class	04	2005	12.6744	14.4551	37,734
MFS®/Sun Life Research International Series S Class	04	2004	10.6761	12.6744	36,474
MFS®/Sun Life Research International Series S Class	04	2003	8.1535	10.6761	42,532
MFS®/Sun Life Research International Series S Class	04	2002	9.4008	8.1535	40,710
MFS®/Sun Life Research International Series S Class	04	2001	10.0000	9.4008	17,558

MFS®/Sun Life Research Series	01	2006	8.1450	8.8745	458,728
MFS®/Sun Life Research Series	01	2005	7.6517	8.1450	561,221
MFS®/Sun Life Research Series	01	2004	6.7035	7.6517	632,701
MFS®/Sun Life Research Series	01	2003	5.4278	6.7035	672,607
MFS®/Sun Life Research Series	01	2002	7.3576	5.4278	750,854
MFS®/Sun Life Research Series	01	2001	9.4985	7.3576	927,541
MFS®/Sun Life Research Series	01	2000	10.0000	9.4985	661,535

MFS®/Sun Life Research Series	02	2006	8.0752	8.7851	394,779
MFS®/Sun Life Research Series	02	2005	7.5977	8.0752	533,745
MFS®/Sun Life Research Series	02	2004	6.6664	7.5977	646,654
MFS®/Sun Life Research Series	02	2003	5.4060	6.6664	761,934
MFS®/Sun Life Research Series	02	2002	7.3392	5.4060	804,046
MFS®/Sun Life Research Series	02	2001	9.4892	7.3392	1,065,435
MFS®/Sun Life Research Series	02	2000	10.0000	9.4892	721,446

MFS®/Sun Life Research Series	03	2006	8.0290	8.7261	839,255
MFS®/Sun Life Research Series	03	2005	7.5619	8.0290	980,095
MFS®/Sun Life Research Series	03	2004	6.6417	7.5619	1,151,716
MFS®/Sun Life Research Series	03	2003	5.3914	6.6417	1,347,239
MFS®/Sun Life Research Series	03	2002	7.3269	5.3914	1,492,732
MFS®/Sun Life Research Series	03	2001	9.4830	7.3269	1,774,210
MFS®/Sun Life Research Series	03	2000	10.0000	9.4830	1,500,613

MFS®/Sun Life Research Series	04	2006	7.9599	8.6378	383,478
MFS®/Sun Life Research Series	04	2005	7.5082	7.9599	474,734
MFS®/Sun Life Research Series	04	2004	6.6047	7.5082	502,984
MFS®/Sun Life Research Series	04	2003	5.3696	6.6047	554,513
MFS®/Sun Life Research Series	04	2002	7.3084	5.3696	621,075
MFS®/Sun Life Research Series	04	2001	9.4736	7.3084	705,627
MFS®/Sun Life Research Series	04	2000	10.0000	9.4736	443,675

MFS®/Sun Life Research Series S Class	01	2006	10.5636	11.4851	60,257
MFS®/Sun Life Research Series S Class	01	2005	9.9514	10.5636	55,833
MFS®/Sun Life Research Series S Class	01	2004	8.7401	9.9514	83,313
MFS®/Sun Life Research Series S Class	01	2003	7.0942	8.7401	75,935
MFS®/Sun Life Research Series S Class	01	2002	9.6435	7.0942	67,643
MFS®/Sun Life Research Series S Class	01	2001	10.0000	9.6435	35,196

MFS®/Sun Life Research Series S Class	02	2006	10.4939	11.3921	24,540
MFS®/Sun Life Research Series S Class	02	2005	9.9008	10.4939	24,356
MFS®/Sun Life Research Series S Class	02	2004	8.7090	9.9008	30,176
MFS®/Sun Life Research Series S Class	02	2003	7.0797	8.7090	33,736
MFS®/Sun Life Research Series S Class	02	2002	9.6385	7.0797	36,653
MFS®/Sun Life Research Series S Class	02	2001	10.0000	9.6385	18,972

MFS®/Sun Life Research Series S Class	03	2006	10.4477	11.3305	46,216
MFS®/Sun Life Research Series S Class	03	2005	9.8672	10.4477	54,073
MFS®/Sun Life Research Series S Class	03	2004	8.6882	9.8672	57,414
MFS®/Sun Life Research Series S Class	03	2003	7.0700	8.6882	62,535
MFS®/Sun Life Research Series S Class	03	2002	9.6351	7.0700	57,054
MFS®/Sun Life Research Series S Class	03	2001	10.0000	9.6351	8,901

MFS®/Sun Life Research Series S Class	04	2006	10.3785	11.2383	41,782
MFS®/Sun Life Research Series S Class	04	2005	9.8168	10.3785	46,745
MFS®/Sun Life Research Series S Class	04	2004	8.6571	9.8168	56,743
MFS®/Sun Life Research Series S Class	04	2003	7.0554	8.6571	57,439
MFS®/Sun Life Research Series S Class	04	2002	9.6300	7.0554	84,901
MFS®/Sun Life Research Series S Class	04	2001	10.0000	9.6300	30,392

MFS®/Sun Life Strategic Growth Series	01	2006	5.8003	6.0926	165,925
MFS®/Sun Life Strategic Growth Series	01	2005	5.8042	5.8003	208,394
MFS®/Sun Life Strategic Growth Series	01	2004	5.5135	5.8042	242,645
MFS®/Sun Life Strategic Growth Series	01	2003	4.3868	5.5135	250,865
MFS®/Sun Life Strategic Growth Series	01	2002	6.3683	4.3868	266,565
MFS®/Sun Life Strategic Growth Series	01	2001	8.5749	6.3683	352,981
MFS®/Sun Life Strategic Growth Series	01	2000	10.0000	8.5749	253,737

MFS®/Sun Life Strategic Growth Series	02	2006	5.7506	6.0312	351,536
MFS®/Sun Life Strategic Growth Series	02	2005	5.7632	5.7506	389,004
MFS®/Sun Life Strategic Growth Series	02	2004	5.4829	5.7632	466,473
MFS®/Sun Life Strategic Growth Series	02	2003	4.3691	5.4829	459,134
MFS®/Sun Life Strategic Growth Series	02	2002	6.3523	4.3691	461,147
MFS®/Sun Life Strategic Growth Series	02	2001	8.5665	6.3523	539,212
MFS®/Sun Life Strategic Growth Series	02	2000	10.0000	8.5665	401,168

MFS®/Sun Life Strategic Growth Series	03	2006	5.7177	5.9906	673,698
MFS®/Sun Life Strategic Growth Series	03	2005	5.7360	5.7177	783,010
MFS®/Sun Life Strategic Growth Series	03	2004	5.4627	5.7360	936,954
MFS®/Sun Life Strategic Growth Series	03	2003	4.3574	5.4627	942,932
MFS®/Sun Life Strategic Growth Series	03	2002	6.3417	4.3574	945,395
MFS®/Sun Life Strategic Growth Series	03	2001	8.5609	6.3417	1,093,787
MFS®/Sun Life Strategic Growth Series	03	2000	10.0000	8.5609	850,553

MFS®/Sun Life Strategic Growth Series	04	2006	5.6685	5.9300	124,253
MFS®/Sun Life Strategic Growth Series	04	2005	5.6953	5.6685	158,885
MFS®/Sun Life Strategic Growth Series	04	2004	5.4322	5.6953	192,220
MFS®/Sun Life Strategic Growth Series	04	2003	4.3397	5.4322	203,343
MFS®/Sun Life Strategic Growth Series	04	2002	6.3257	4.3397	209,724
MFS®/Sun Life Strategic Growth Series	04	2001	8.5525	6.3257	255,878
MFS®/Sun Life Strategic Growth Series	04	2000	10.0000	8.5525	236,104

MFS®/Sun Life Strategic Growth Series S Class	01	2006	8.7898	9.2146	8,686
MFS®/Sun Life Strategic Growth Series S Class	01	2005	8.8155	8.7898	19,181
MFS®/Sun Life Strategic Growth Series S Class	01	2004	8.3930	8.8155	21,225
MFS®/Sun Life Strategic Growth Series S Class	01	2003	6.7034	8.3930	35,138
MFS®/Sun Life Strategic Growth Series S Class	01	2002	9.7375	6.7034	19,600
MFS®/Sun Life Strategic Growth Series S Class	01	2001	10.0000	9.7375	6,666

MFS®/Sun Life Strategic Growth Series S Class	02	2006	8.7318	9.1399	24,533
MFS®/Sun Life Strategic Growth Series S Class	02	2005	8.7706	8.7318	26,633
MFS®/Sun Life Strategic Growth Series S Class	02	2004	8.3631	8.7706	32,328
MFS®/Sun Life Strategic Growth Series S Class	02	2003	6.6896	8.3631	33,348
MFS®/Sun Life Strategic Growth Series S Class	02	2002	9.7324	6.6896	26,358
MFS®/Sun Life Strategic Growth Series S Class	02	2001	10.0000	9.7324	8,519

MFS®/Sun Life Strategic Growth Series S Class	03	2006	8.6934	9.0905	19,018
MFS®/Sun Life Strategic Growth Series S Class	03	2005	8.7408	8.6934	19,967
MFS®/Sun Life Strategic Growth Series S Class	03	2004	8.3432	8.7408	22,696
MFS®/Sun Life Strategic Growth Series S Class	03	2003	6.6805	8.3432	23,238
MFS®/Sun Life Strategic Growth Series S Class	03	2002	9.7289	6.6805	21,458
MFS®/Sun Life Strategic Growth Series S Class	03	2001	10.0000	9.7289	2,847

MFS®/Sun Life Strategic Growth Series S Class	04	2006	8.6358	9.0165	86,665
MFS®/Sun Life Strategic Growth Series S Class	04	2005	8.6962	8.6358	73,420
MFS®/Sun Life Strategic Growth Series S Class	04	2004	8.3133	8.6962	60,085
MFS®/Sun Life Strategic Growth Series S Class	04	2003	6.6667	8.3133	82,535
MFS®/Sun Life Strategic Growth Series S Class	04	2002	9.7238	6.6667	65,816
MFS®/Sun Life Strategic Growth Series S Class	04	2001	10.0000	9.7238	37,762

MFS®/Sun Life Strategic Income Series	01	2006	13.1393	13.8182	81,797
MFS®/Sun Life Strategic Income Series	01	2005	13.0850	13.1393	82,870
MFS®/Sun Life Strategic Income Series	01	2004	12.2896	13.0850	113,576
MFS®/Sun Life Strategic Income Series	01	2003	11.0467	12.2896	122,209
MFS®/Sun Life Strategic Income Series	01	2002	10.4285	11.0467	95,953
MFS®/Sun Life Strategic Income Series	01	2001	10.2397	10.4285	111,965
MFS®/Sun Life Strategic Income Series	01	2000	10.0000	10.2397	41,244

MFS®/Sun Life Strategic Income Series	02	2006	13.0270	13.6794	162,980
MFS®/Sun Life Strategic Income Series	02	2005	12.9929	13.0270	183,946
MFS®/Sun Life Strategic Income Series	02	2004	12.2217	12.9929	200,808
MFS®/Sun Life Strategic Income Series	02	2003	11.0024	12.2217	201,916
MFS®/Sun Life Strategic Income Series	02	2002	10.4025	11.0024	180,952
MFS®/Sun Life Strategic Income Series	02	2001	10.2299	10.4025	120,636
MFS®/Sun Life Strategic Income Series	02	2000	10.0000	10.2299	72,666

MFS®/Sun Life Strategic Income Series	03	2006	12.9527	13.5876	353,508
MFS®/Sun Life Strategic Income Series	03	2005	12.9319	12.9527	347,889
MFS®/Sun Life Strategic Income Series	03	2004	12.1767	12.9319	368,551
MFS®/Sun Life Strategic Income Series	03	2003	10.9730	12.1767	376,501
MFS®/Sun Life Strategic Income Series	03	2002	10.3853	10.9730	307,415
MFS®/Sun Life Strategic Income Series	03	2001	10.2233	10.3853	326,778
MFS®/Sun Life Strategic Income Series	03	2000	10.0000	10.2233	213,393

MFS®/Sun Life Strategic Income Series	04	2006	12.8415	13.4505	96,290
MFS®/Sun Life Strategic Income Series	04	2005	12.8404	12.8415	100,430
MFS®/Sun Life Strategic Income Series	04	2004	12.1091	12.8404	110,124
MFS®/Sun Life Strategic Income Series	04	2003	10.9288	12.1091	142,705
MFS®/Sun Life Strategic Income Series	04	2002	10.3593	10.9288	85,801
MFS®/Sun Life Strategic Income Series	04	2001	10.2134	10.3593	92,453
MFS®/Sun Life Strategic Income Series	04	2000	10.0000	10.2134	23,478

MFS®/Sun Life Strategic Income Series S Class	01	2006	12.5642	13.1812	90,163
MFS®/Sun Life Strategic Income Series S Class	01	2005	12.5468	12.5642	72,251
MFS®/Sun Life Strategic Income Series S Class	01	2004	11.8075	12.5468	72,690
MFS®/Sun Life Strategic Income Series S Class	01	2003	10.6521	11.8075	71,762
MFS®/Sun Life Strategic Income Series S Class	01	2002	10.0784	10.6521	135,307
MFS®/Sun Life Strategic Income Series S Class	01	2001	10.0000	10.0784	42,934

MFS®/Sun Life Strategic Income Series S Class	02	2006	12.4814	13.0745	27,469
MFS®/Sun Life Strategic Income Series S Class	02	2005	12.4831	12.4814	38,994
MFS®/Sun Life Strategic Income Series S Class	02	2004	11.7655	12.4831	37,333
MFS®/Sun Life Strategic Income Series S Class	02	2003	10.6304	11.7655	30,932
MFS®/Sun Life Strategic Income Series S Class	02	2002	10.0731	10.6304	40,125
MFS®/Sun Life Strategic Income Series S Class	02	2001	10.0000	10.0731	6,739

MFS®/Sun Life Strategic Income Series S Class	03	2006	12.4265	13.0038	48,892
MFS®/Sun Life Strategic Income Series S Class	03	2005	12.4407	12.4265	50,545
MFS®/Sun Life Strategic Income Series S Class	03	2004	11.7375	12.4407	42,659
MFS®/Sun Life Strategic Income Series S Class	03	2003	10.6159	11.7375	46,385
MFS®/Sun Life Strategic Income Series S Class	03	2002	10.0696	10.6159	33,223
MFS®/Sun Life Strategic Income Series S Class	03	2001	10.0000	10.0696	7,259

MFS®/Sun Life Strategic Income Series S Class	04	2006	12.3442	12.8980	166,214
MFS®/Sun Life Strategic Income Series S Class	04	2005	12.3772	12.3442	159,666
MFS®/Sun Life Strategic Income Series S Class	04	2004	11.6955	12.3772	156,493
MFS®/Sun Life Strategic Income Series S Class	04	2003	10.5941	11.6955	150,740
MFS®/Sun Life Strategic Income Series S Class	04	2002	10.0643	10.5941	73,679
MFS®/Sun Life Strategic Income Series S Class	04	2001	10.0000	10.0643	15,810

MFS®/Sun Life Strategic Value Series S Class	01	2006	11.1193	12.4844	19,913
MFS®/Sun Life Strategic Value Series S Class	01	2005	11.3643	11.1193	31,200
MFS®/Sun Life Strategic Value Series S Class	01	2004	9.7920	11.3643	50,250
MFS®/Sun Life Strategic Value Series S Class	01	2003	7.8227	9.7920	24,356
MFS®/Sun Life Strategic Value Series S Class	01	2002	10.0000	7.8227	13,385

MFS®/Sun Life Strategic Value Series S Class	02	2006	11.0573	12.3960	18,864
MFS®/Sun Life Strategic Value Series S Class	02	2005	11.3182	11.0573	25,729
MFS®/Sun Life Strategic Value Series S Class	02	2004	9.7671	11.3182	27,244
MFS®/Sun Life Strategic Value Series S Class	02	2003	7.8147	9.7671	18,535
MFS®/Sun Life Strategic Value Series S Class	02	2002	10.0000	7.8147	7,271

MFS®/Sun Life Strategic Value Series S Class	03	2006	11.0162	12.3374	23,309
MFS®/Sun Life Strategic Value Series S Class	03	2005	11.2875	11.0162	18,703
MFS®/Sun Life Strategic Value Series S Class	03	2004	9.7505	11.2875	18,316
MFS®/Sun Life Strategic Value Series S Class	03	2003	7.8093	9.7505	11,095
MFS®/Sun Life Strategic Value Series S Class	03	2002	10.0000	7.8093	0

MFS®/Sun Life Strategic Value Series S Class	04	2006	10.9545	12.2496	28,346
MFS®/Sun Life Strategic Value Series S Class	04	2005	11.2414	10.9545	28,422
MFS®/Sun Life Strategic Value Series S Class	04	2004	9.7257	11.2414	31,240
MFS®/Sun Life Strategic Value Series S Class	04	2003	7.8013	9.7257	28,967
MFS®/Sun Life Strategic Value Series S Class	04	2002	10.0000	7.8013	6,366

MFS®/Sun Life Technology Series	01	2006	3.5091	4.2183	195,626
MFS®/Sun Life Technology Series	01	2005	3.3530	3.5091	240,269
MFS®/Sun Life Technology Series	01	2004	3.3215	3.3530	268,681
MFS®/Sun Life Technology Series	01	2003	2.3180	3.3215	301,161
MFS®/Sun Life Technology Series	01	2002	4.3548	2.3180	234,670
MFS®/Sun Life Technology Series	01	2001	7.2283	4.3548	296,805
MFS®/Sun Life Technology Series	01	2000	10.0000	7.2283	76,758

MFS®/Sun Life Technology Series	02	2006	3.4800	4.1770	128,978
MFS®/Sun Life Technology Series	02	2005	3.3303	3.4800	147,038
MFS®/Sun Life Technology Series	02	2004	3.3040	3.3303	186,826
MFS®/Sun Life Technology Series	02	2003	2.3094	3.3040	218,927
MFS®/Sun Life Technology Series	02	2002	4.3451	2.3094	219,199
MFS®/Sun Life Technology Series	02	2001	7.2233	4.3451	269,363
MFS®/Sun Life Technology Series	02	2000	10.0000	7.2233	118,443

MFS®/Sun Life Technology Series	03	2006	3.4608	4.1497	352,871
MFS®/Sun Life Technology Series	03	2005	3.3152	3.4608	560,120
MFS®/Sun Life Technology Series	03	2004	3.2924	3.3152	684,542
MFS®/Sun Life Technology Series	03	2003	2.3036	3.2924	766,630
MFS®/Sun Life Technology Series	03	2002	4.3386	2.3036	580,218
MFS®/Sun Life Technology Series	03	2001	7.2200	4.3386	622,227
MFS®/Sun Life Technology Series	03	2000	10.0000	7.2200	211,211

MFS®/Sun Life Technology Series	04	2006	3.4320	4.1089	207,576
MFS®/Sun Life Technology Series	04	2005	3.2926	3.4320	251,341
MFS®/Sun Life Technology Series	04	2004	3.2750	3.2926	273,084
MFS®/Sun Life Technology Series	04	2003	2.2949	3.2750	302,678
MFS®/Sun Life Technology Series	04	2002	4.3289	2.2949	259,316
MFS®/Sun Life Technology Series	04	2001	7.2150	4.3289	265,145
MFS®/Sun Life Technology Series	04	2000	10.0000	7.2150	80,731

MFS®/Sun Life Technology Series S Class	01	2006	7.7335	9.2672	23,136
MFS®/Sun Life Technology Series S Class	01	2005	7.4011	7.7335	29,387
MFS®/Sun Life Technology Series S Class	01	2004	7.3655	7.4011	34,851
MFS®/Sun Life Technology Series S Class	01	2003	5.1416	7.3655	74,972
MFS®/Sun Life Technology Series S Class	01	2002	9.7299	5.1416	19,628
MFS®/Sun Life Technology Series S Class	01	2001	10.0000	9.7299	3,789

MFS®/Sun Life Technology Series S Class	02	2006	7.6825	9.1921	8,489
MFS®/Sun Life Technology Series S Class	02	2005	7.3634	7.6825	10,754
MFS®/Sun Life Technology Series S Class	02	2004	7.3392	7.3634	15,263
MFS®/Sun Life Technology Series S Class	02	2003	5.1310	7.3392	15,793
MFS®/Sun Life Technology Series S Class	02	2002	9.7247	5.1310	11,843
MFS®/Sun Life Technology Series S Class	02	2001	10.0000	9.7247	1,351

MFS®/Sun Life Technology Series S Class	03	2006	7.6487	9.1424	3,378
MFS®/Sun Life Technology Series S Class	03	2005	7.3384	7.6487	3,274
MFS®/Sun Life Technology Series S Class	03	2004	7.3218	7.3384	3,338
MFS®/Sun Life Technology Series S Class	03	2003	5.1240	7.3218	3,473
MFS®/Sun Life Technology Series S Class	03	2002	9.7213	5.1240	5,189
MFS®/Sun Life Technology Series S Class	03	2001	10.0000	9.7213	3,840

MFS®/Sun Life Technology Series S Class	04	2006	7.5980	9.0680	26,538
MFS®/Sun Life Technology Series S Class	04	2005	7.3009	7.5980	33,211
MFS®/Sun Life Technology Series S Class	04	2004	7.2955	7.3009	43,765
MFS®/Sun Life Technology Series S Class	04	2003	5.1134	7.2955	41,182
MFS®/Sun Life Technology Series S Class	04	2002	9.7162	5.1134	25,885
MFS®/Sun Life Technology Series S Class	04	2001	10.0000	9.7162	13,872

MFS®/Sun Life Total Return Series	01	2006	13.5515	14.9878	1,229,788
MFS®/Sun Life Total Return Series	01	2005	13.3469	13.5515	1,345,894
MFS®/Sun Life Total Return Series	01	2004	12.1501	13.3469	1,455,709
MFS®/Sun Life Total Return Series	01	2003	10.5239	12.1501	1,577,442
MFS®/Sun Life Total Return Series	01	2002	11.3261	10.5239	1,684,447
MFS®/Sun Life Total Return Series	01	2001	11.4352	11.3261	1,919,038
MFS®/Sun Life Total Return Series	01	2000	10.0000	11.4352	531,259

MFS®/Sun Life Total Return Series	02	2006	13.4357	14.8372	1,735,841
MFS®/Sun Life Total Return Series	02	2005	13.2529	13.4357	1,862,207
MFS®/Sun Life Total Return Series	02	2004	12.0829	13.2529	1,998,363
MFS®/Sun Life Total Return Series	02	2003	10.4817	12.0829	2,020,324
MFS®/Sun Life Total Return Series	02	2002	11.2979	10.4817	1,987,452
MFS®/Sun Life Total Return Series	02	2001	11.4242	11.2979	2,102,182
MFS®/Sun Life Total Return Series	02	2000	10.0000	11.4242	732,959

MFS®/Sun Life Total Return Series	03	2006	13.3590	14.7376	2,511,857
MFS®/Sun Life Total Return Series	03	2005	13.1906	13.3590	2,825,517
MFS®/Sun Life Total Return Series	03	2004	12.0384	13.1906	2,950,922
MFS®/Sun Life Total Return Series	03	2003	10.4536	12.0384	2,970,172
MFS®/Sun Life Total Return Series	03	2002	11.2791	10.4536	2,922,165
MFS®/Sun Life Total Return Series	03	2001	11.4168	11.2791	2,501,508
MFS®/Sun Life Total Return Series	03	2000	10.0000	11.4168	767,913

MFS®/Sun Life Total Return Series	04	2006	13.2443	14.5888	936,656
MFS®/Sun Life Total Return Series	04	2005	13.0973	13.2443	999,771
MFS®/Sun Life Total Return Series	04	2004	11.9715	13.0973	1,073,681
MFS®/Sun Life Total Return Series	04	2003	10.4115	11.9715	1,077,750
MFS®/Sun Life Total Return Series	04	2002	11.2508	10.4115	1,013,896
MFS®/Sun Life Total Return Series	04	2001	11.4057	11.2508	1,387,724
MFS®/Sun Life Total Return Series	04	2000	10.0000	11.4057	263,691

MFS®/Sun Life Total Return Series S Class	01	2006	11.8053	13.0200	644,434
MFS®/Sun Life Total Return Series S Class	01	2005	11.6509	11.8053	677,481
MFS®/Sun Life Total Return Series S Class	01	2004	10.6373	11.6509	793,098
MFS®/Sun Life Total Return Series S Class	01	2003	9.2388	10.6373	892,592
MFS®/Sun Life Total Return Series S Class	01	2002	9.9608	9.2388	841,416
MFS®/Sun Life Total Return Series S Class	01	2001	10.0000	9.9608	245,647

MFS®/Sun Life Total Return Series S Class	02	2006	11.7274	12.9146	334,243
MFS®/Sun Life Total Return Series S Class	02	2005	11.5917	11.7274	416,472
MFS®/Sun Life Total Return Series S Class	02	2004	10.5994	11.5917	468,320
MFS®/Sun Life Total Return Series S Class	02	2003	9.2198	10.5994	518,100
MFS®/Sun Life Total Return Series S Class	02	2002	9.9556	9.2198	503,765
MFS®/Sun Life Total Return Series S Class	02	2001	10.0000	9.9556	163,759

MFS®/Sun Life Total Return Series S Class	03	2006	11.6759	12.8448	425,122
MFS®/Sun Life Total Return Series S Class	03	2005	11.5524	11.6759	475,155
MFS®/Sun Life Total Return Series S Class	03	2004	10.5742	11.5524	532,861
MFS®/Sun Life Total Return Series S Class	03	2003	9.2073	10.5742	556,410
MFS®/Sun Life Total Return Series S Class	03	2002	9.9521	9.2073	556,134
MFS®/Sun Life Total Return Series S Class	03	2001	10.0000	9.9521	143,326

MFS®/Sun Life Total Return Series S Class	04	2006	11.5985	12.7403	1,131,075
MFS®/Sun Life Total Return Series S Class	04	2005	11.4934	11.5985	1,237,617
MFS®/Sun Life Total Return Series S Class	04	2004	10.5364	11.4934	1,284,796
MFS®/Sun Life Total Return Series S Class	04	2003	9.1883	10.5364	1,281,779
MFS®/Sun Life Total Return Series S Class	04	2002	9.9469	9.1883	1,073,352
MFS®/Sun Life Total Return Series S Class	04	2001	10.0000	9.9469	266,085

MFS®/Sun Life Utilities Series	01	2006	11.6956	15.2475	593,067
MFS®/Sun Life Utilities Series	01	2005	10.1175	11.6956	663,956
MFS®/Sun Life Utilities Series	01	2004	7.8749	10.1175	566,396
MFS®/Sun Life Utilities Series	01	2003	5.8644	7.8749	637,678
MFS®/Sun Life Utilities Series	01	2002	7.8148	5.8644	689,871
MFS®/Sun Life Utilities Series	01	2001	10.4778	7.8148	1,086,053
MFS®/Sun Life Utilities Series	01	2000	10.0000	10.4778	670,496

MFS®/Sun Life Utilities Series	02	2006	11.5954	15.0940	613,891
MFS®/Sun Life Utilities Series	02	2005	10.0461	11.5954	677,075
MFS®/Sun Life Utilities Series	02	2004	7.8312	10.0461	669,269
MFS®/Sun Life Utilities Series	02	2003	5.8408	7.8312	690,439
MFS®/Sun Life Utilities Series	02	2002	7.7952	5.8408	749,889
MFS®/Sun Life Utilities Series	02	2001	10.4676	7.7952	1,080,237
MFS®/Sun Life Utilities Series	02	2000	10.0000	10.4676	609,336

MFS®/Sun Life Utilities Series	03	2006	11.5291	14.9926	1,126,721
MFS®/Sun Life Utilities Series	03	2005	9.9988	11.5291	1,194,499
MFS®/Sun Life Utilities Series	03	2004	7.8023	9.9988	1,219,365
MFS®/Sun Life Utilities Series	03	2003	5.8251	7.8023	1,287,350
MFS®/Sun Life Utilities Series	03	2002	7.7821	5.8251	1,355,710
MFS®/Sun Life Utilities Series	03	2001	10.4608	7.7821	1,872,847
MFS®/Sun Life Utilities Series	03	2000	10.0000	10.4608	1,283,992

MFS®/Sun Life Utilities Series	04	2006	11.4300	14.8410	351,199
MFS®/Sun Life Utilities Series	04	2005	9.9279	11.4300	353,886
MFS®/Sun Life Utilities Series	04	2004	7.7588	9.9279	361,952
MFS®/Sun Life Utilities Series	04	2003	5.8015	7.7588	414,218
MFS®/Sun Life Utilities Series	04	2002	7.7625	5.8015	488,158
MFS®/Sun Life Utilities Series	04	2001	10.4505	7.7625	654,964
MFS®/Sun Life Utilities Series	04	2000	10.0000	10.4505	401,366

MFS®/Sun Life Utilities Series S Class	01	2006	13.2077	17.1770	136,270
MFS®/Sun Life Utilities Series S Class	01	2005	11.4569	13.2077	148,928
MFS®/Sun Life Utilities Series S Class	01	2004	8.9420	11.4569	71,613
MFS®/Sun Life Utilities Series S Class	01	2003	6.6702	8.9420	65,463
MFS®/Sun Life Utilities Series S Class	01	2002	8.9235	6.6702	60,803
MFS®/Sun Life Utilities Series S Class	01	2001	10.0000	8.9235	27,458

MFS®/Sun Life Utilities Series S Class	02	2006	13.1206	17.0380	38,810
MFS®/Sun Life Utilities Series S Class	02	2005	11.3987	13.1206	35,058
MFS®/Sun Life Utilities Series S Class	02	2004	8.9101	11.3987	38,725
MFS®/Sun Life Utilities Series S Class	02	2003	6.6565	8.9101	42,462
MFS®/Sun Life Utilities Series S Class	02	2002	8.9188	6.6565	47,858
MFS®/Sun Life Utilities Series S Class	02	2001	10.0000	8.9188	27,685
MFS®/Sun Life Utilities Series S Class	03	2006	13.0629	16.9458	40,176
MFS®/Sun Life Utilities Series S Class	03	2005	11.3600	13.0629	41,229
MFS®/Sun Life Utilities Series S Class	03	2004	8.8889	11.3600	37,910
MFS®/Sun Life Utilities Series S Class	03	2003	6.6474	8.8889	60,373
MFS®/Sun Life Utilities Series S Class	03	2002	8.9157	6.6474	66,542
MFS®/Sun Life Utilities Series S Class	03	2001	10.0000	8.9157	40,222

MFS®/Sun Life Utilities Series S Class	04	2006	12.9764	16.8080	78,972
MFS®/Sun Life Utilities Series S Class	04	2005	11.3020	12.9764	51,509
MFS®/Sun Life Utilities Series S Class	04	2004	8.8571	11.3020	56,771
MFS®/Sun Life Utilities Series S Class	04	2003	6.6337	8.8571	75,152
MFS®/Sun Life Utilities Series S Class	04	2002	8.9110	6.6337	90,879
MFS®/Sun Life Utilities Series S Class	04	2001	10.0000	8.9110	53,357

MFS®/Sun Life Value Series	01	2006	14.4396	17.2131	480,620
MFS®/Sun Life Value Series	01	2005	13.7447	14.4396	525,579
MFS®/Sun Life Value Series	01	2004	12.0734	13.7447	580,006
MFS®/Sun Life Value Series	01	2003	9.7761	12.0734	595,225
MFS®/Sun Life Value Series	01	2002	11.4784	9.7761	677,472
MFS®/Sun Life Value Series	01	2001	12.5910	11.4784	709,219
MFS®/Sun Life Value Series	01	2000	10.0000	12.5910	203,752

MFS®/Sun Life Value Series	02	2006	14.3162	17.0401	711,716
MFS®/Sun Life Value Series	02	2005	13.6479	14.3162	716,620
MFS®/Sun Life Value Series	02	2004	12.0067	13.6479	790,601
MFS®/Sun Life Value Series	02	2003	9.7369	12.0067	749,562
MFS®/Sun Life Value Series	02	2002	11.4498	9.7369	728,770
MFS®/Sun Life Value Series	02	2001	12.5788	11.4498	711,935
MFS®/Sun Life Value Series	02	2000	10.0000	12.5788	208,713

MFS®/Sun Life Value Series	03	2006	14.2344	16.9257	1,620,806
MFS®/Sun Life Value Series	03	2005	13.5838	14.2344	1,795,831
MFS®/Sun Life Value Series	03	2004	11.9624	13.5838	1,854,582
MFS®/Sun Life Value Series	03	2003	9.7108	11.9624	1,858,259
MFS®/Sun Life Value Series	03	2002	11.4308	9.7108	1,960,825
MFS®/Sun Life Value Series	03	2001	12.5707	11.4308	1,864,030
MFS®/Sun Life Value Series	03	2000	10.0000	12.5707	454,482

MFS®/Sun Life Value Series	04	2006	14.1122	16.7548	486,593
MFS®/Sun Life Value Series	04	2005	13.4876	14.1122	528,984
MFS®/Sun Life Value Series	04	2004	11.8960	13.4876	586,038
MFS®/Sun Life Value Series	04	2003	9.6717	11.8960	617,436
MFS®/Sun Life Value Series	04	2002	11.4021	9.6717	682,106
MFS®/Sun Life Value Series	04	2001	12.5585	11.4021	645,263
MFS®/Sun Life Value Series	04	2000	10.0000	12.5585	111,256

MFS®/Sun Life Value Series S Class	01	2006	12.1963	14.5032	311,845
MFS®/Sun Life Value Series S Class	01	2005	11.6372	12.1963	321,432
MFS®/Sun Life Value Series S Class	01	2004	10.2524	11.6372	411,397
MFS®/Sun Life Value Series S Class	01	2003	8.3168	10.2524	435,627
MFS®/Sun Life Value Series S Class	01	2002	9.7895	8.3168	447,094
MFS®/Sun Life Value Series S Class	01	2001	10.0000	9.7895	242,183

MFS®/Sun Life Value Series S Class	02	2006	12.1159	14.3858	145,503
MFS®/Sun Life Value Series S Class	02	2005	11.5781	12.1159	166,036
MFS®/Sun Life Value Series S Class	02	2004	10.2159	11.5781	216,432
MFS®/Sun Life Value Series S Class	02	2003	8.2998	10.2159	206,071
MFS®/Sun Life Value Series S Class	02	2002	9.7843	8.2998	179,652
MFS®/Sun Life Value Series S Class	02	2001	10.0000	9.7843	64,320

MFS®/Sun Life Value Series S Class	03	2006	12.0626	14.3080	120,218
MFS®/Sun Life Value Series S Class	03	2005	11.5388	12.0626	128,944
MFS®/Sun Life Value Series S Class	03	2004	10.1916	11.5388	135,359
MFS®/Sun Life Value Series S Class	03	2003	8.2884	10.1916	137,905
MFS®/Sun Life Value Series S Class	03	2002	9.7809	8.2884	144,205
MFS®/Sun Life Value Series S Class	03	2001	10.0000	9.7809	42,568

MFS®/Sun Life Value Series S Class	04	2006	11.9827	14.1916	379,559
MFS®/Sun Life Value Series S Class	04	2005	11.4799	11.9827	454,813
MF®S/Sun Life Value Series S Class	04	2004	10.1551	11.4799	455,750
MFS®/Sun Life Value Series S Class	04	2003	8.2714	10.1551	594,046
MFS®/Sun Life Value Series S Class	04	2002	9.7757	8.2714	649,062
MFS®/Sun Life Value Series S Class	04	2001	10.0000	9.7757	201,198

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481